UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Entergy Corporation
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Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
New Orleans, Louisiana
March 31, 2009

To the Shareholders of ENTERGY CORPORATION:

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, May 8, 2009
Time:	10:00 am
Place:	Statehouse Convention Center 1 Statehouse Plaza Little Rock, Arkansas 72201

MATTERS TO BE VOTED ON

1. Election of the director nominees identified in the proxy statement that accompanies this notice.

2. Ratification of selection of Deloitte & Touche LLP as independent registered public accountants for 2009.

3. Transact such other business as may properly come before the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided or vote your shares via the toll-free number or over the Internet as described in the enclosed proxy.

Only shareholders of record as of the close of business on March 10, 2009 are entitled to receive notice of, to attend and to vote at the meeting.

Robert D. Sloan
Executive Vice President, General Counsel & Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 8, 2009

This proxy statement and our 2008 Annual Report to Shareholders are available at: http://www.entergy.com/investor_relations/2008_publications.aspx.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
CORPORATE GOVERNANCE	4
Board of Directors	4
Director Independence	4
Board Committees	5
Corporate Governance Principles and Practices	7
TRANSACTIONS WITH RELATED PERSONS	9
COMMUNICATION WITH THE BOARD OF DIRECTORS	10
NOMINATION OF DIRECTORS	10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
COMPENSATION DISCUSSION AND ANALYSIS	11
PERSONNEL COMMITTEE REPORT	27
EXECUTIVE COMPENSATION TABLES	28
Summary Compensation	28
2008 Grants of Plan-Based Awards	30
2008 Outstanding Equity Awards at Fiscal Year End	31
2008 Option Exercises and Stock Vested	33
2008 Pension Benefits	33
2008 Non-qualified Deferred Compensation	35
Potential Payments Upon Termination or Change in Control	37
2008 NON-EMPLOYEE DIRECTOR COMPENSATION	48
PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	50
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	51
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	52
AUDIT COMMITTEE REPORT	53
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	54
MATTERS REQUIRING SHAREHOLDER ACTION	55
Item 1 - Election of Directors	55
Item 2 - Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for 2009	59
OTHER INFORMATION	60
Shareholder Proposals for 2010 Meeting	60
Annual Report on Form 10-K	60

PROXY STATEMENT

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Entergy Corporation for our 2009 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting ("Annual Meeting"). In this proxy statement, we refer to Entergy Corporation as "Entergy," "the Company," "we," "our" or "us."

We are holding the Annual Meeting at the Statehouse Convention Center, 1 Statehouse Plaza, Little Rock, Arkansas 72201, at 10:00 a.m. We intend to mail this proxy statement and a proxy card to shareholders starting on or about March 31, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 10, 2009 can vote their shares at the Annual Meeting. On that date, we had 196,043,696 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of stock ownership, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If your shares are held in an employee savings plan, you must present your employee identification badge.

What is the difference between owning shares as a shareholder of record and as a beneficial owner?

You may own common shares in one of the following ways:

-	directly in your name as the shareholder of record;

-	indirectly through a broker, bank or other holder of record in "street name;" or

-	indirectly in one of the Company's qualified employee savings plans ("Savings Plans").

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. If your shares are held in one of the Savings Plans, see "How do I vote shares held under the Savings Plan?" below.

How do I vote?

Your vote is important.  We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, May 5, 2009 for shares held in the Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 7, 2009 for all other shares. You may vote in one of the following ways:

By Telephone.  If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet.  You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail.  If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting.  If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

What if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

-	written notice to the Secretary of the Company;

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

-	voting by ballot at the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I vote shares held under the Savings Plans?

If you participate in one of the Company's Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date. To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on May 5, 2009. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

What are the voting requirements to elect directors and approve the proposal discussed in this Proxy Statement?

Quorum.  We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. Abstentions and "broker non-votes" (see below) are counted as present and entitled to vote for purposes of determining a quorum.

Votes Required for Proposals.  To elect directors and adopt the other proposal, the following proportion of votes is required:

-	Directors. In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election. A director who fails to receive a majority FOR vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see the "Corporate Governance - Corporate Governance Principles and Practices - Majority Voting in Director Elections."

-	Independent Registered Public Accountants. To ratify the selection of our independent registered public accountants, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy. A vote to ABSTAIN will, pursuant to the Company's bylaws, not have any effect with respect to the election of directors. It will, however, have the effect of a vote AGAINST the other proposal.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

What happens if I do not submit voting instructions to my broker?

If a proposal is routine (see below), a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. For purposes of our Annual Meeting, we understand that the proposals relating to the election of directors and the ratification of the selection of our independent registered public accountants will be treated as routine items.

Who will pay for the cost of the proxy solicitation?

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired Morrow & Co. to help us distribute and solicit proxies. We will pay Morrow $13,000, plus expenses for these services.

CORPORATE GOVERNANCE

Board of Directors

As of March 31, 2009, there were 12 members of the Board of Directors:

Maureen S. Bateman	Alexis M. Herman	James R. Nichols

W. Frank Blount	Donald C. Hintz	William A. Percy, II

Simon D. deBree	J. Wayne Leonard	W. J. "Billy" Tauzin
Chairman and
Chief Executive Officer

Gary W. Edwards	Stuart L. Levenick	Steven V. Wilkinson
Presiding Director

The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and Chief Executive Officer and other officers. The Board has six standing committees: Audit, Corporate Governance, Personnel, Finance, Nuclear and Executive. The charters of the Audit, Personnel and Corporate Governance Committees are available on the Company's Investor Relations website at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests them from the Secretary of the Company.

The Board met 14 times in 2008 and took action by written consent once. Each incumbent member of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. All of our Board members, except one, attended our 2008 Annual Meeting of Shareholders.

Director Independence

A director is independent if the Board affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the New York Stock Exchange ("NYSE"). A director is "independent" under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. According to the independence standards established under the NYSE listing standards, a director is not independent if:

-	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

-	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

-	The director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time.

-	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

-	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues.

The Board of Directors has reviewed each of its non-employee members to determine compliance with the independence standards established under the NYSE listing standards. The Board considered Mr. Percy's service as the non-compensated, non-executive chair of the Board of Directors of Enterprise Corporation of the Delta, a non-profit community development financial institution, that provides financial products and services in Arkansas, Louisiana and Mississippi. In 2006, certain of our subsidiary corporations contributed $8,500 to this entity. No contributions were made in 2007 and 2008.

Based on the foregoing, the Board affirmatively determined that each of the following non-employee directors is independent within the meaning of the rules of the NYSE: Messrs. Blount, deBree, Edwards, Hintz, Levenick, Nichols, Percy, Tauzin and Wilkinson and Ms. Bateman and Ms. Herman.

Board Committees

Audit Committee.  The Board has established an audit committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to, among other things:

-	our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

-	the independent registered public accounting firm's qualifications and independence; and

-	the performance of our internal audit function and independent registered public accounting firm.

The Board has adopted an Audit Committee Charter, a copy of which is available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company. For information about the Audit Committee's policy regarding independent auditor service, see "Entergy Audit Committee Guidelines for Pre-Approval of Independent Auditor Services" on page 54 of this Proxy Statement.

The Audit Committee consists of four directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. In addition, all Audit Committee members must meet the heightened standards for independence for audit committee members imposed by the Securities and Exchange Commission ("SEC") and the NYSE. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director) or (ii) is our affiliate or the affiliate of any of our subsidiaries.

Each member of our Audit Committee satisfies this heightened standard. No director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise.

The members of the Audit Committee are:

Steven V. Wilkinson (Chair)	Stuart L. Levenick
Simon D. deBree	James R. Nichols

The Board has determined that Mr. Wilkinson, the Chair of the Audit Committee, is an audit committee financial expert, as such term is defined by the rules of the SEC. During 2008, the Audit Committee met 17 times.

Corporate Governance Committee.  The Board has established the Corporate Governance Committee, which is responsible, among other things, for:

-	developing policies and practices relating to corporate governance and reviewing compliance with the Company's Corporate Governance Guidelines;

-	recommending the director nominees for approval by the Board and the shareholders; and

-	establishing and implementing self-evaluation procedures for the Board and its committees.

The Board has adopted a Corporate Governance Committee Charter, a copy of which is available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

The Corporate Governance Committee consists of four directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. The members of the Corporate Governance Committee are:

Alexis M. Herman (Chair)	William A. Percy, II
Gary W. Edwards	W. J. "Billy" Tauzin

During 2008, the Corporate Governance Committee met 8 times. In addition, the Corporate Governance Committee met jointly with the Personnel Committee once.

Personnel Committee.  The Board has established a Personnel Committee which is responsible for, among other things:

-	developing and implementing compensation policies and programs for our executive officers, including any employment agreement with an executive officer;

-	evaluating the performance of our Chairman and Chief Executive Officer; and

-	reporting, at least annually, to the Board on succession planning, including succession planning for the Chief Executive Officer.

The Personnel Committee's charter is posted at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

The Personnel Committee consists of five directors, each of whom the Board has determined has no material relationship with us and is otherwise independent under the rules of the NYSE. The members of the Personnel Committee are:

Maureen S. Bateman (Chair)	Alexis M. Herman
W. Frank Blount	W.J. "Billy" Tauzin
Gary W. Edwards

During 2008, the Personnel Committee met 9 times. In addition, the Personnel Committee met jointly with the Finance Committee once in 2008 and met jointly with the Corporate Governance Committee once. The role of our CEO in determining or recommending the amount or form of executive compensation is discussed in "Compensation, Discussion and Analysis" on page 25 of this proxy statement.

The Personnel Committee Report is set forth on page 27 of this proxy statement, immediately following the "Compensation, Discussion & Analysis" section.

The Personnel Committee has adopted a policy delegating its equity grant authority and a policy on retention of independent compensation consultants. Each of these policies is discussed in the "Compensation Discussion & Analysis" section of this proxy statement.

Finance Committee.  The Board has established the Finance Committee, which is responsible, among other things for:

-	reviewing and making recommendations to the Board regarding our financial policies, strategies, and decisions;

-	reviewing our investing activities; and

-	reviewing and making recommendations to the Board with respect to significant investments.

The Finance Committee consists of five directors. The members of the Finance Committee are:

Simon D. deBree (Chair)	Stuart L. Levenick
Maureen S. Bateman	James R. Nichols
Donald C. Hintz

During 2008, the Finance Committee met 5 times. In addition, the Finance Committee met jointly with the Personnel Committee once during 2008.

Nuclear Committee.  The Board has established the Nuclear Committee, which is responsible, among other things, for:

-	providing non-management oversight and review of all the Company's nuclear generating plants;

-	focusing on safety, operating performance, operating costs, staffing and training; and

-	consulting with management concerning internal and external nuclear-related issues.

The Nuclear Committee consists of four directors. The members of the Nuclear Committee are:

Donald C. Hintz (Chair)	William A. Percy, II
W. Frank Blount	Steven V. Wilkinson

During 2008, the Nuclear Committee met 7 times.

Executive Committee.  The Board has established the Executive Committee, which is authorized to act for the Board on matters other than those matters specifically reserved by Delaware law to the entire Board. The members of the Executive Committee are:

J. Wayne Leonard (Chair)	Gary W. Edwards
Simon D. deBree	Donald C. Hintz

During 2008, the Executive Committee did not meet.

Corporate Governance Principles and Practices

Corporate Charters and Ethics Policies.  Our Corporate Governance Guidelines, certificate of incorporation, bylaws and Board committee charters form the framework of our corporate governance. In addition, we have adopted a Code of Business Conduct and Ethics for the members of our Board of Directors, a Code of Business Conduct and Ethics for our employees and a Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives.

Our Corporate Governance Guidelines, the charters of our Audit, Personnel and Corporate Governance Committees, and our ethics guidelines, including any amendments, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests it from the Secretary of the Company.

Board Independence.  Our Corporate Governance Guidelines state that the Board of Directors should be comprised of a substantial majority of non-employee directors and a majority of independent directors. Under our Corporate Governance Guidelines, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the Board of Directors applies the independence tests specified in the rules of the NYSE. For additional information, see "Corporate Governance - Director Independence."

Executive Meetings of the Board of Directors.  The non-employee directors meet in executive session (separate from management) at least four times a year. In addition, if non-employee directors include directors who are not independent, the independent directors meet in executive session at least once a year. The non-employee directors met in executive session 6 times in 2008.

Presiding Director.  The Board of Directors appoints the Chairman of the Board and the Chief Executive Officer. When the roles of Chairman of the Board and the Chief Executive Officer are combined, the Board of Directors appoints from among its independent members a Presiding Director. The Presiding Director is recommended by the Corporate Governance Committee and appointed by a majority of the independent members of the Board of Directors. The Presiding Director, subject to his or her annual election to the Board of Directors, serves for a term of three years. The Company's Presiding Director currently is Gary W. Edwards.

Under our Corporate Governance Guidelines, the Presiding Director has the following responsibilities:

-	Presides at executive sessions of independent directors as well as all meetings of the Board at which the Chairman of the Board and Chief Executive Officer is not present;

-	Serves as liaison with Chairman of the Board and Chief Executive Officer when requested by the independent directors;

-	Reviews and advises on Board meeting agendas (and consults with the Chairman of the Board and Chief Executive Officer on the preparation of agendas);

-	May call meetings of the independent directors;

-	Provides feedback from the Board to the Chairman of the Board and the Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman of the Board and Chief Executive Officer with an annual performance review; and

-	Such additional responsibilities as the Board of Directors may assign, and the Presiding Director may accept.

Board Evaluation Process.  The Board conducts a self-evaluation process at least annually to determine whether it and its committees are functioning effectively.

Mandatory Resignation upon Change in Professional Circumstances.  Under our Corporate Governance Guidelines, non-employee directors should submit their resignations when either their employment or the major responsibilities they held when they joined the Board changes. Based on the recommendation of the Corporate Governance Committee, the Board reviews the appropriateness of the director's nomination for re-election to the Board under these circumstances.

Mandatory Director Retirement and Term Limits.  Under our Corporate Governance Guidelines, directors may not be nominated by the Board for re-election after they have reached the age of 72, unless specifically recommended to serve beyond the age of 72 by the Corporate Governance Committee and approved by the Board of Directors. The Company does not have term limits for its directors. Instead, our Board addresses the suitability for continued service as a director upon the expiration of each director's term.

Succession Planning for the Chief Executive Officer.  The Personnel Committee reports on at least an annual basis to the Board on succession planning. Our succession planning is intended to include appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer.

Director Orientation and Continuing Education.  The Corporate Governance Committee specifies the desired components of new director orientation and makes periodic recommendations concerning the continuing education of all Board members.

Director Stock Ownership Guidelines.  The Board of Directors believes that the alignment of directors' interests with those of shareholders is strengthened when Board members are also shareholders. The Board of Directors therefore requires that all non-employee directors, within three years of being first elected, own shares or units of Entergy common stock having a market value of at least four times their annual cash retainer. A review of non-employee director stock ownership was conducted at the December 2008 Corporate Governance Committee meeting and all of our non-employee directors satisfied these ownership guidelines.

Executive Officer Stock Retention Policy.  The Personnel Committee has adopted stock retention guidelines applicable to the Company's executive officers. In 2008, we implemented guidelines that require an executive officer to achieve and maintain a level of stock ownership equal to a multiple of his or her salary. Until an executive officer achieves the required multiple of ownership position, the executive officer will continue to be required upon the exercise of any stock option granted on or after January 1, 2003, to retain at least 75 percent of the after tax net profit in Entergy common stock.

Majority Voting in Director Elections.  In January 2007, our Board of Directors approved an amendment to the Company's Bylaws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted "for" a director must exceed the number of votes cast "against" that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Review of Transactions with Related Persons.

Our Board of Directors has adopted policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing had a material interest as contemplated by Item 404(a) of Regulation S-K ("Related Party Transactions"). Under these policies and procedures, the Corporate Governance Committee, or a subcommittee of the Board of Directors comprised of independent directors, reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

-	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;

-	Size of the transaction and amount of consideration;

-	Nature of the interest;

-	Whether the transaction involves a conflict of interest;

-	Whether the transaction involves services available from unaffiliated third parties; and

-	Any other factors that the Corporate Governance Committee or subcommittee deems relevant.

The policy does not apply to (a) compensation and Related Party Transactions involving a director or an executive officer solely resulting from that person's service as a director or employment with the Company so long as the compensation is reported in the Company's filings with the SEC, (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

Shareholder Approval of Future Severance Agreements.  In March 2004, the Board adopted a policy that precludes the Company and its subsidiaries from entering into employment or severance agreements that provide severance benefits to executive officers in excess of 2.99 times the sum of the annual base salary and bonus unless the agreement has been approved by the Company's shareholders.

TRANSACTIONS WITH RELATED PERSONS

Since December 31, 2007, neither the Company nor any of its affiliates has participated in any Related Party Transaction.

COMMUNICATION WITH THE BOARD OF DIRECTORS

We believe that communication between the Board of Directors and its shareholders and other interested parties is an important part of the corporate governance process. The independent members of the Board of Directors of the Company have adopted the following communication policy:

Shareholders and other interested parties may communicate with the Board or individual directors, including non-management directors, by writing to them in care of the Presiding Director at the address set forth below:

c/o Presiding Director Entergy Corporation
639 Loyola Avenue
P.O. Box 61000
New Orleans, LA 70161
E-mail: etrbod@entergy.com

The following types of communications will not be forwarded to the directors:

-	Spam

-	Junk mail and mass mailings;

-	Service complaints;

-	Service inquiries;

-	New service suggestions;

-	Resumes and other forms of job inquiries;

-	Surveys;

-	Business solicitations and advertisements; or

-	Requests for donations and sponsorships.

Except as provided above, the Corporate Secretary forwards communications sent in accordance with the above instructions to the Board or to any individual director(s) to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. The Corporate Secretary periodically advises the Presiding Director of significant communications received from shareholders and other interested parties.

NOMINATION OF DIRECTORS

The Corporate Governance Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that it believes our directors must possess. The Corporate Governance Committee takes a wide range of factors into account in evaluating the suitability of director candidates, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today's business environment, understanding of our business, education and professional background, and reputation for integrity.

The Corporate Governance Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources.

The Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161, and they will be forwarded to the Corporate Governance Committee members for their consideration.

Any recommendation should include:

-	the number of shares of the Company held by the shareholder;

-	the name and address of the candidate;

-	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

-	the candidate's signed consent to serve as a director if elected and to be named in the Proxy Statement.

Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons owning more than ten percent of Entergy's common stock, to file with the SEC and NYSE initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Entergy. We prepare and file these reports on behalf of our directors and executive officers. Based solely on a review of these forms filed with the SEC and written representations from the reporting persons that no Form 5 was required, the Company believes all reports were timely filed except for a Form 4 reporting the grant of 10,000 stock options to Mr. Terry R. Seamons, Senior Vice President, Human Resources and Administration, on January 24, 2008 which was not filed on a timely basis but was filed on January 29, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss and analyze the salaries and other compensation elements paid in 2008 to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (collectively, the "Named Executive Officers"). Compensation data for each Named Executive Officer appear in the summary compensation and other tables appearing immediately after this section. This discussion and analysis of Named Executive Officers compensation policies and practices is also generally applicable to our broader group of executive officers as discussed in this section.

Executive Summary

We have designed the compensation program for our Named Executive Officers to attract, retain, motivate and reward executives who can contribute to our long-term success and thereby build value for our shareholders.

Our executive compensation package is comprised of a combination of short-term and long-term compensation elements. Short-term compensation includes base pay and annual cash bonus awards. Long-term compensation includes stock options and performance units.

Our executive compensation program is approved by our Personnel Committee, which is comprised entirely of independent board members.

The following table summarizes the principal factors that we take into account in deciding the amount of each compensation element we pay or award to our executives:

Key Compensation Components
(where reported in summary
compensation table)	Factors

Base Salary	- Company, business unit and individual performance
(salary, column c)	- Market data
- Internal pay equity
- The Committee's assessment of other elements of compensation

Non-Equity Incentive Plan Compensation (Cash Bonus)	- Compensation practices at our peer group companies and the general market for companies our size
(non-equity plan compensation, column g)	- Desire to ensure that a substantial portion of total compensation is performance-based
- The Committee's assessment of other elements of compensation
- Company and individual performance

Performance Units (stock awards, column e)	- Compensation practices at our peer group companies and in broader group of utility companies
- Target long-term compensation values in the market for similar jobs
- The desire to ensure that a substantial portion of total compensation is performance-based
- The Committee's assessment of other elements of compensation

Stock Options	- Individual performance
(options, column f)	- Prevailing market practice
- Targeted long-term value created by the use of stock options
- Potential dilutive effect of stock option grants
- The Committee's assessment of other elements of compensation

We make compensation decisions for each executive officer after taking into account all elements of the officer's compensation. In making compensation decisions, we apply the same compensation policies to all of our executive officers; however, the application of these policies results in different compensation amounts to individual executive officers because of: (i) differences in roles and responsibilities; (ii) differences in market-based compensation levels for specific officer positions; (iii) our assessment of individual performance; and (iv) variations in business unit performance.

Objectives of our Executive Compensation Program

-	The greatest part of the compensation of our Named Executive Officers should be in the form of "at risk" performance-based compensation.

We have designed our compensation programs to ensure that a significant percentage of the total compensation of our Named Executive Officers is contingent on achievement of performance goals that drive total shareholder return and result in increases in our common stock price. For example, each of our annual cash incentive and our long-term performance unit programs is designed to pay out only if we achieve pre-established performance goals. Assuming achievement of these performance goals at target level, approximately 80% of the annual target total compensation (excluding non-qualified supplemental retirement income) of our Chief Executive Officer is represented by performance-based compensation and the remaining 20% is represented by base salary. For the other Named Executive Officers, assuming achievement of performance goals at the target levels, approximately 65% of the annual target total compensation (excluding non-qualified supplemental retirement income) is represented by performance-based compensation and the remaining 35% by base salary. Our Chief Executive

Officer's total compensation is at greater risk than our other Named Executive Officers, reflecting both market practice and acknowledging the leadership role of the Chief Executive Officer in setting company policy and strategies.

-	A substantial portion of our Named Executive Officers' compensation should be delivered in the form of equity awards.

To align the economic interests of our Named Executive Officers with our shareholders, we believe that a substantial portion of their total compensation should be in the form of equity-based awards. Equity awards are typically granted in the form of stock options with a three-year vesting schedule and performance units with a three-year performance cycle. Stock options are generally subject only to time-based vesting. Performance units pay out only if we achieve specified performance targets. The amount of payout varies based on the level of performance achieved.

-	Our compensation programs should enable us to attract, retain and motivate executive talent by offering compensation packages that are competitive but fair.

It is in our shareholders' best interests that we attract and retain talented executives by offering compensation packages that are competitive but fair. Our Personnel Committee has sought to develop compensation programs that deliver total target compensation in aggregate at approximately the 50th percentile of the market.

Our Starting Point

To develop a competitive compensation program, the Personnel Committee on an annual basis reviews base salary and other compensation data from two sources:

-	Survey Data: The Committee uses published and private compensation survey data to develop marketplace compensation levels for our executive officers. The data, which is compiled by the Committee's independent compensation consultant, compares the current compensation levels received by each of our executive officers against the compensation levels received by executives holding similar positions at companies with corporate revenues consistent with our revenues. For non-industry specific positions such as a chief financial officer, the Committee reviews data from general industry. For management positions that are industry-specific such as Group President, Utility Operations, the Committee reviews data from energy service companies. The survey data reviewed by the Committee covers approximately 300 public and private companies in general industry and approximately 70 public and private companies in the energy services sector. In evaluating compensation levels against the survey data, the Committee considers only the aggregated survey data. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and, thus, is not considered material by the Committee.

The Committee uses the survey data to develop compensation programs that deliver total target compensation at approximately the 50th percentile of the surveyed companies. This survey data is the primary source used for determining target compensation. For this purpose, the Committee reviews the results of the survey data (organized in tabular format) comparing each Named Executive Officer's compensation relative to the 25th, 50th (or median) and 75th percentile of the surveyed companies. The Committee considers its objectives to have been met if our Chief Executive Officer and the executive officers who constitute what we refer to as our Office of the Chief Executive, considered as a group (9 officers including all of the Named Executive Officers) have a target compensation package that falls within the range of 90 - 110 percent of the 50th percentile of the surveyed companies in the survey data. In 2008, the target compensation of all Named Executive Officers fell within this range. Actual compensation received by an individual officer may be above or below the 50th percentile based on an individual officer's skills, performance and responsibilities.

-	Proxy Analysis: Although the survey data described above is the primary data source used in determining compensation, the Committee reviews data derived from proxy statements as an additional point of analysis. The proxy data is used to compare the compensation levels of our Named Executive Officers against the compensation levels of the corresponding top 5 highest paid executive officers from 18 of the companies included in the Philadelphia Utilities Index. The analysis is used by the Committee to evaluate the reasonableness of the Company's compensation program. The proxy market data compare our executive officers to other proxy officers based on pay rank without regard to roles and responsibilities. These companies are:

- AES Corporation	- Exelon Corporation
- Ameren Corporation	- FirstEnergy Corporation
- American Electric Power Co. Inc.	- FPL Group Inc.
- CenterPoint Energy Inc.	- Northeast Utilities
- Consolidated Edison Inc.	- PG&E Corporation
- Dominion Resources Inc.	- Progress Energy, Inc.
- DTE Energy Company	- Public Service Enterprise Group, Inc.
- Duke Energy Corporation	- Southern Company
- Edison International	- XCEL Energy

Elements of the Compensation Program

The major components of our executive compensation program are presented below:

Short-Term Compensation

-	Base Salary

Base Salary.  The Personnel Committee analyzes pay data and determines the base salaries for all of our Named Executive Officers. Base salary is a component of our Named Executive Officers' compensation package because the Committee believes it is appropriate that some portion of the compensation that is provided to these officers be provided in a form that is a fixed cash amount. Also, base salary remains the most common form of payment throughout all industries. Its use ensures a competitive compensation package to our Named Executive Officers.

The Committee determines whether to award Named Executive Officers annual merit increases in base salary based on the following factors:

-	Company, business unit and individual performance during the prior year;

-	Market data;

-	Internal pay equity; and

-	The Committee's assessment of other elements of compensation provided to the Named Executive Officer.

The corporate and business unit goals and objectives vary by individual officers and include, among other things, corporate and business unit financial performance, capital expenditures, cost containment, safety, reliability, customer service, business development and regulatory matters.

Our use of "internal pay equity" in setting merit increases is limited to determining whether a change in an executive officer's role and responsibilities relative to other executive officers requires an adjustment in the officer's salary. The Committee has not established any predetermined formula against which the base salary of one Named Executive Officer is measured against another officer or employee.

In 2008, on the basis of the market data and other factors described above, the Committee approved merit-based salary increases for our Named Executive Officers in amounts ranging from 3.5 to 5 percent. In general these merit-based increases were consistent with the merit increase percentages approved with respect to Named Executive Officers in the last two years (excluding adjustments in salaries related to market factors, promotions or other changes in job responsibilities).

The following table sets forth the 2007 base salaries for our Named Executive Officers, the 2008 percentage increase and the resulting 2008 base salary. Changes in base salaries were effective in April of each of the years shown.

Named Executive Officer	2007 Base Salary	Percentage Increase	2008 Base Salary

J. Wayne Leonard	$1,230,000	5.0%	$1,291,500
Leo P. Denault	$600,000	5.0%	$630,000
Mark T. Savoff	$530,400	3.5%	$549,000
Richard J. Smith	$622,400	3.6%	$645,000
Gary J. Taylor	$550,790	3.5%	$570,000

In addition to the market-based and other factors described above, the following factors were considered by the Committee with respect to the officer identified below:

-	Mr. Leonard's salary was increased due to the Personnel Committee's assessment of, among other things, his strong performance as Chief Executive Officer, the Company's financial and operational performance in 2007 and comparative market data on base salaries for chief executive officers.

In January 2009, in light of current economic conditions and the projected slow or little growth for executive officer salaries in 2009 based on general industry surveys obtained from human resource consulting firms, the Personnel Committee decided not to increase the 2009 base salaries of the executive officers who constitute the Office of the Chief Executive Officer from the 2008 base salaries set for such executive officers.

-	Non-Equity Incentive Plans (Cash Bonus)

We include performance-based incentives in the Named Executive Officers' compensation packages because it encourages our Named Executive Officers to pursue objectives consistent with the overall goals and strategic direction that the Board has set for our Company. Annual incentive plans are commonly used by companies in a variety of industry sectors to compensate their executive officers.

Our Named Executive Officers participate in a performance-based cash bonus plan known as the Executive Annual Incentive Plan or Annual Incentive Plan. The plan operates on a calendar year basis. We use a performance metric known as the Entergy Achievement Multiplier to determine the payouts for each particular calendar year. The Entergy Achievement Multiplier is used to determine the percentage of target annual plan awards that will be paid each year to each Named Executive Officer. In December 2007, we selected the Entergy Achievement Multiplier for 2008 awards to be based in equal part on earnings per share and operating cash flow. The Committee selected these performance measures because:

-	earnings per share and operating cash flow have both a correlative and causal relationship to shareholder value performance;

-	earnings per share and operating cash flow targets are aligned with externally-communicated goals; and

-	earnings per share and operating cash flow results are readily available in earning releases and SEC filings.

In addition, these measures are commonly used by other companies, including the industry peer group companies, as components of their incentive programs. For example, approximately 56 percent of the industry peer group companies use earnings per share as an incentive measure and 22 percent use some type of cash flow measure. The Personnel Committee evaluates and sets the performance measures used for the Annual Incentive Plan on an annual basis.

The Committee sets minimum and maximum achievement levels under the Annual Incentive Plan at approximately 10% below and 10% above target achievement levels. Payouts for performance between minimum and target achievement levels and between target and maximum levels are calculated using straight line interpolation. In general, the Committee seeks to establish target achievement levels such that the relative difficulty of achieving the target level is consistent from year to year. Over the past five years ending in 2008, the average Entergy Achievement Multiplier was 140% of target. This result reflects the strong performance of the Company during this period.

In December 2007, the Committee set the 2008 target award for incentives to be paid in 2009 under the Annual Incentive Plan for our Chief Executive Officer at 120% of his base salary and the target awards for each other Named Executive Officer at 70% of their respective base salaries. In setting these target awards, the Personnel Committee considered several factors, including:

-	Analysis provided by the Committee's independent compensation consultant as to compensation practices at the industry peer group companies and the general market for companies our size;

-	Competitiveness of the Company's compensation plans and their ability to attract and retain top executive talent;

-	The individual performance of each Named Executive Officer;

-	Target bonus levels in the market for comparable positions;

-	The desire to ensure that a substantial portion of total compensation is performance-based;

-	The relative importance, in any given year, of the short-term performance goals established pursuant to the Annual Incentive Plan; and

-	The Committee's assessment of other elements of compensation provided to the Named Executive Officer.

The Committee established a higher target percentage for Mr. Leonard compared to the other Named Executive Officers to reflect the following factors:

-	Mr. Leonard's leadership and contributions to the Company's success as measured by, among other things, the overall performance of the Company.

-	Market practices that compensate chief executive officers at greater potential compensation levels with more "pay at risk," than other named executive officers.

-	The Personnel Committee's assessment of Mr. Leonard's strong performance based on the Board's annual performance evaluation, in which the Board reviews and assesses Mr. Leonard's performance based on: leadership, strategic planning, financial results, succession planning, communications with all of our stakeholders, external relations with the communities and industries in which we operate and his relationship with the Board.

The Committee based its decision on the target award of the Named Executive Officers (other than the Chief Executive Officer) on the recommendation of the Chief Executive Officer, including his assessment of each officer's performance. For additional information regarding the role of the Chief Executive Officer in compensation decisions, see "Compensation Program Administration- Role of Chief Executive Officer."

In January 2008, the Committee determined the Entergy Achievement Multiplier to be used for purposes of establishing annual bonuses for 2008. The targets established to measure management performance against as reported results were:

	Minimum	Target	Maximum

Earnings Per Share ($)	6.03	6.70	7.37
Operating Cash Flow ($ in Billions)	2.34	2.67	3.00

After reviewing earnings per share and operating cash flow results against the performance objectives in the above table, the Personnel Committee set the Entergy Achievement Multiplier at 140% of target.

Under the terms of the program, the Entergy Achievement Multiplier is automatically increased by 25 percent for the members of the Office of the Chief Executive, subject to the Personnel Committee's discretion to adjust the automatic multiplier downward or eliminate it altogether. In accordance with Section 162(m) of the Internal Revenue Code, the multiplier, which we refer to as the Management Effectiveness Factor, is intended to provide the Committee, through the exercise of negative discretion, a mechanism to take into consideration specific achievement factors relating to the overall performance of the Company. In January 2009, the Committee exercised its negative discretion to eliminate the Management Effectiveness Factor, reflecting the Personnel Committee's determination that the Entergy Achievement Multiplier, in and of itself without the Management Effectiveness Factor, was consistent with the performance levels achieved by the Company's management.

The following table shows the Annual Incentive Plan payments as a percentage of base salary for 2008 based on an Entergy Achievement Multiplier of 140%:

Named Executive Officer	Target	Percentage Base Salary	2008 Annual Incentive Award

J. Wayne Leonard	120%	168%	$2,169,720
Leo P. Denault	70%	98%	$617,400
Mark J. Savoff	70%	98%	$538,020
Richard J. Smith	70%	98%	$632,100
Gary J. Taylor	70%	98%	$558,600

Nuclear Retention Plan

Some of Entergy's executive officers, including Mr. Taylor, participate in a special retention plan for officers and other leaders with special expertise in the nuclear industry. The Committee authorized the Plan to attract and retain management talent in the nuclear power field, a field which requires unique technical and other expertise that is in great demand in the utility industry. For individuals who commenced participation prior to January 1, 2007, such as Mr. Taylor, the Plan provides for bonuses to be paid over a four-year employment period. For example, an individual who commenced participation on January 1, 2005, subject to his or her continued employment with a participating company, is eligible to receive a special cash bonus consisting of three payments, each consisting of an amount from 15% to 25% of such participant's then (2005) base salary at the end of 2007, 2008 and 2009. In the case of Mr. Taylor, the special cash bonus was fixed at 25% of his base salary. As a result, in January 2009, Mr. Taylor received a cash bonus equal to 25% of his 2005 base salary (his base salary at the time of his enrollment in the Plan).

Effective January 1, 2009, consistent with the terms of the Plan, Mr. Taylor's participation in the Plan was renewed. Mr. Taylor's participation in the Plan was renewed to reinforce the value placed on him as a member of the senior management team, to recognize his superior experience in the nuclear industry and to keep his pay competitive. Mr. Taylor's continued participation in the Plan will cover a three-year period beginning January 1, 2009. In January 2010, 2011 and 2012, Mr. Taylor will receive a cash bonus equal to 30 percent of his base salary as of January 1, 2009. Mr. Taylor's participation in the Plan (with respect to the period covered and the percentage of base salary paid) is consistent with the level of participation of other senior executive officers who participate in the Plan. If Mr. Taylor's participation in the Plan had not been renewed, his current participation would have ceased on December 2008.

Long-Term Compensation

Our long-term equity incentive programs are intended to reward the Named Executive Officers for achievement of shareholder value creation over the long-term. In our long-term incentive programs, we primarily use a mix of performance units and stock options in order to accomplish different objectives. Performance units reward the Named Executive Officers on the basis of total shareholder return, which is a measure of stock appreciation and dividend payments relative to the industry peer group companies. Stock options provide a direct incentive for increasing the price of our common stock. In addition, we occasionally award restricted units for retention purposes or to offset forfeited compensation in order to attract officers and managers from other companies.

Each of the performance units and stock options granted to our Named Executive Officers in 2008 were awarded under our 2007 Equity Ownership and Long Term Cash Incentive Plan, which we refer to as the 2007 Equity Ownership Plan.

-	Performance Unit Program

We issue performance unit awards to our Named Executive Officers under our Performance Unit Program. Each Performance Unit equals the cash value of one share of our common stock at the end of the three-year performance cycle. Each unit also earns the cash equivalent of the dividends paid during the performance cycle. The Performance Unit Program is structured to reward Named Executive Officers only if performance goals set by the Personnel Committee are met. The Personnel Committee has no discretion to make awards if minimum performance goals are not achieved. The Performance Unit Program provides a minimum, target and maximum achievement level. We measure performance by assessing Entergy's total shareholder return relative to the total shareholder return of industry peer group companies. The Personnel Committee chose total shareholder return as a measure of performance because it assesses the Company's creation of shareholder value relative to other electric utilities over the performance cycle. Minimum, target and maximum performance levels are determined by reference to the quartile ranking of Entergy's total shareholder return against the total shareholder return of industry peer group companies.

For the 2009-2011 performance cycle, the Personnel Committee identified the Philadelphia Utility Index as the industry peer group for total shareholder return performance because the companies represented in this index more closely approximate us in terms of size and scale. The companies included in the Philadelphia Utility Index are provided on page 14.

Subject to achievement of the Performance Unit Program performance levels, the Personnel Committee established the following target amounts for the 2009 - 2011 performance cycle: 22,500 performance units for our Chief Executive Officer and 4,800 performance units for each of the other Named Executive Officers. The range of payouts under the program is shown below.

Quartiles:	4	3	2	1
Performance Levels:	Zero	Minimum	Target	Maximum
Total Shareholder Return Ranges:	Below 25th percentile	25th to 50th percentiles	50th to 75th percentiles	75th percentile and above
Payouts:	No Payout	Interpolate between Minimum and Target (10% to 100% of Target)	Interpolate between Target and Maximum (100% to 250% of Target)	Maximum Payout (250% of Target)

The Personnel Committee sets payout opportunities for the Performance Unit Program each performance cycle. In determining payout opportunities, the Committee considers several factors, including:

-	The advice of the Committee's independent compensation consultant regarding compensation practices at the industry peer group companies;

-	Competitiveness of the Company's compensation plans and their ability to attract and retain top executive talent;

-	Target long-term compensation values in the market for similar jobs;

-	The desire to ensure, as described above, that a substantial portion of total compensation is performance-based;

-	The relative importance, in any given year, of the long-term performance goals established pursuant to the Performance Unit Program; and

-	The Committee's assessment of other elements of compensation provided to the Named Executive Officer.

For the 2006-2008 performance cycle, the target amounts established in January 2006 for the Chief Executive Officer were 33,500 performance units and for the other Named Executive Officers, the target amounts established were 6,000 performance units. Participants could earn performance units consistent with the range of payouts as described above for the 2009-2011 performance cycle. The Committee established a higher target amount for Mr. Leonard compared to the other Named Executive Officers based on the following factors:

-	Mr. Leonard's leadership and contributions to the Company's success as measured by, among other things, the overall performance of the Company.

-	Market practices that compensate chief executive officers at greater potential compensation levels with more "pay at risk," than other named executive officers.

In January 2009, the Committee assessed the Company's total shareholder return for the 2006-2008 performance period and determined the actual number of performance units to be paid to Performance Unit Program participants for the 2006-2008 performance cycle. Performance was measured in a manner similar to that described above for the 2009-2011 cycle, on the basis of relative total shareholder return.

For purposes of determining the Company's relative performance for the 2006-2008 period, the Committee used the Philadelphia Utility Index as our peer group. Based on market data and the recommendation of management, the Committee compared the Company's total shareholder return against the total shareholder return of the companies that comprised the Philadelphia Utility Index.

Based on a comparison of the Company's performance relative to the Philadelphia Utility Index as described above, the Committee concluded that the Company had exceeded the performance targets for the 2006-2008 performance cycle with Entergy finishing in the first quartile which resulted in a payment of 250% of target (the maximum amount payable). Each performance unit was then automatically converted into cash at the rate of $83.13 per unit, the closing price of our common stock on the last trading day of the performance cycle (December 31, 2008), plus dividend equivalents accrued over the three-year performance cycle. See the 2008 Stock Option Exercises and Stock Vested table for the amount paid to each of the Named Executive Officers for the 2006-2008 performance unit cycle.

-	Stock Options

The Personnel Committee considers several factors in determining the amount of stock options it will grant under our equity ownership plans to our Named Executive Officers, including:

-	Individual performance;

-	Prevailing market practice in stock option grants;

-	The targeted long-term value created by the use of stock options;

-	The number of participants eligible for stock options, and the resulting "burn rate" (i.e., the number of stock options authorized divided by the total number of shares outstanding) to assess the potential dilutive effect; and

-	The Committee's assessment of other elements of compensation provided to the Named Executive Officer.

For stock option awards, the Committee's assessment of individual performance of each Named Executive Officer done in consultation with our Chief Executive Officer is the most important factor in determining the number of options awarded.

The following table sets forth the number of stock options granted to each Named Executive Officer in 2008. The exercise price for each option was $108.20, which was the closing fair market value of Entergy Corporation common stock on the date of grant.

Named Executive Officer	Stock Options

J. Wayne Leonard	175,000
Leo P. Denault	50,000
Mark J. Savoff	27,000
Richard J. Smith	35,000
Gary J. Taylor	35,000

The option grants awarded to our named executive officers (other than the Chief Executive Officer) ranged in amount between 27,000 and 50,000 shares. In the case of our Chief Executive Officer, who received 175,000 stock options, the Committee took special note of Mr. Leonard's performance as the Company's Chief Executive Officer. Among other things, the Committee noted that the total shareholder return of the Company measured over the nine-year period between Mr. Leonard's appointment as CEO of the Company in January 1999 and the January 24, 2008 grant date exceeded all of our industry peer group companies as well as all other U.S. utility companies.

For additional information regarding stock options awarded in 2008 to each of the Named Executive Officers, see the 2008 Grants of Plan-Based Awards table on page 30 of this Proxy Statement.

Under our equity ownership plans, all options must have an exercise price equal to the closing fair market value of Company common stock on the date of grant. In addition, until an executive officer achieves the multiple ownership position of our common stock as described on page 9 of the proxy statement, the executive officer (including a Named Executive Officer) upon exercising any stock option granted on or after January 1, 2003 must retain at least 75% of the after-tax net profit from such stock option exercise in the form of Company common stock.

We have not adopted a formal policy regarding the granting of options at times when the Company is in possession of material non-public information. However, we generally grant options to Named Executive Officers only during the month of January in connection with our annual executive compensation decisions. On occasion, we may grant options to newly hired employees or existing employees for retention or other limited purposes.

-	Restricted Units

Restricted units granted under our equity ownership plans represent phantom shares of Company common stock (i.e., non-stock interests that have an economic value equivalent to a share of our common stock). We occasionally grant restricted units for retention purposes, to offset forfeited compensation from a previous employer or other limited purposes. If all conditions of the grant are satisfied, restrictions on the restricted units lift at the end of the restricted period, and a cash equivalent value of the restricted units is paid. The settlement price is equal to the number of restricted units multiplied by the closing price of Company common stock on the date restrictions lift. Restricted units are not entitled to dividends or voting rights. Restricted units are generally time-based awards for which restrictions lift, subject to continued employment, generally over a two- to five-year period.

In January 2008, the Committee granted Mr. Denault, our Chief Financial Officer, 24,000 restricted units. The Committee determined that, in light of the numerous strategic challenges facing the Company (including the challenges associated with the completion of the Company's pending separation of its non-utility nuclear business) it was essential that the Company retain Mr. Denault's continued services as an executive officer of the Company. The Committee also took into account the competitive market for chief financial officers and Mr. Denault's broader role in the leadership of the Company. In determining the size of the grant, the Committee consulted its independent consultant to confirm that the grant was consistent with market practices. The Committee chose restricted units over other retention instruments because it believes that restricted stock units better align the interest of the officer with our shareholders in terms of growing shareholder value and increasing shareholder returns on equity. The

Committee also noted, based on the advice of its independent consultant, that such grants are a commonly used market technique for retention purposes.

The restricted units will vest on the following dates:

Vesting Date	Restricted Stock Units

January 25, 2011	8,000
January 25, 2012	8,000
January 25, 2013	8,000

On each vesting date, we will pay, to Mr. Denault, subject to payment of withholding taxes, a cash amount equal to the closing price of a share of our common stock on that date. Under certain conditions, including a change in control of our company, death or disability, Mr. Denault's restricted stock units may vest on an earlier date.

No other Named Executive Officers received restricted units during 2008.

-	2008 Significant Achievements

In assessing individual and management performance with respect to the overall compensation of each of our Named Executive Officers, the Committee noted the following significant achievements during 2008:

-	Managed storm restoration for two major back to back hurricanes - Gustav and Ike;

-	Achieved alternative method of securitization which provided benefits for shareholders and customers;

-	Successfully completed acquisition of Ouachita generation facility and received approval from the Arkansas Public Service Commission;

-	Successfully completed acquisition of Calcasieu generation facility and received approval from the Louisiana Public Service Commission;

-	Achieved record generation from the non-utility nuclear fleet;

-	Made significant progress on the contemplated separation of the non-nuclear utility segment;

-	Completed $0.5 billion of the Board approved and previously disclosed $1.5 billon stock repurchase program;

-	Receipt from Platts Global Energy of a special award of excellence in recognition of standout performance year after year over the past decade. Entergy was cited for being a finalist 39 times in the Award's contest, far more than any other energy company, and Wayne Leonard being named a finalist for the CEO of the Year award by Platts Global Energy for the eighth consecutive year;

-	Recognition for corporate governance practice where in 2008 we received a 10 rating from Governance Metrics International and 100 percent rating for corporate governance in the Institutional Shareholder Services utility rankings;

-	Our being named for the seventh consecutive year to the Dow Jones Sustainability World Index, an index that tracks the performance of companies that lead their field in terms of corporate sustainability on a global basis. and

-	Received multiple awards and recognition, including 10th consecutive annual EEI award for storm restoration leadership with recognition for Assistance Award in 2008.

Benefits, Perquisites, Agreements and Post-Termination Plans

-	Pension Plan, Pension Equalization Plan and System Executive Retirement Plan

The Named Executive Officers participate in a Company-sponsored pension plan that covers a broad group of employees. This pension plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits under the pension plan are based upon an employee's years of service with the Company and the employee's average monthly rate of earnings (which generally includes salary and eligible bonus, other than Annual Incentive

Plan bonus) for the highest consecutive 60 months during the 120 months preceding termination of employment or "Eligible Earnings," and are payable monthly after separation from the Company. The amount of annual earnings that may be considered in calculating benefits under the pension plan is limited by federal law.

Benefits under the pension plan are calculated as an annuity equal to 1.5% of a participant's Eligible Earnings multiplied by years of service. Years of service under the pension plan formula cannot exceed 40. Contributions to the pension plan are made entirely by the Company and are paid into a trust fund from which the benefits of participants will be paid.

The Company sponsors a Pension Equalization Plan, which is available to a select group of management and highly compensated employees, including the Named Executive Officers (other than our Chief Executive Officer). The Pension Equalization Plan is a non-qualified unfunded plan that provides for payment from Entergy's general assets an amount payable as a single sum distribution substantially equal to the actuarial present value of the difference between the amount that would have been payable under the pension plan, but for legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the pension plan. The Pension Equalization Plan also takes into account as earnings any Annual Incentive Plan bonus awards.

The Company also sponsors a System Executive Retirement Plan available to the Company's approximately 60 officers, including the Named Executive Officers (other than our Chief Executive Officer). Participation in the System Executive Retirement Plan requires individual approval by the plan administrator. The System Executive Retirement Plan is designed to offer a single sum payment of the actuarial value of the replacement income ratio in the range (based on management level and total years of service) of 55% to 65% of a Named Executive Officer's final three-year average annual compensation (i.e., generally one-third of the sum of the participant's base salary and Annual Incentive Plan bonus for the three years during the last 10 years preceding termination of employment in which such sum is the highest). The System Executive Retirement Plan recognizes a maximum of 30 years of service for purposes of calculating a participant's benefit. If the benefit under the System Executive Retirement Plan is the greater benefit when compared to the Pension Equalization Plan, then the single sum amount payable under the System Executive Retirement Plan is offset by the value of the qualified Pension Plan, and is also typically offset by any prior employer pension benefit available to the executive. While the System Executive Retirement Plan has a replacement ratio schedule from one year of service to the maximum of 30 years of service, the table below offers a sample ratio at 20 and 30 years of service.

		Executives at
		Management Level 3
		& Above - Includes
		the remaining 4
	Executives at	Named Executive	Executives at
Years of Service	Management Level 1	Officers	Management Level 4

20 Years	55.0%	50.0%	45.0%
30 years	65.0%	60.0%	55.0%

Mr. Leonard's retention agreement (as further discussed below) provides that, in lieu of his participation in the Pension Equalization Plan and the System Executive Retirement Plan, upon the termination of his employment (unless such termination is for Cause, as defined in the agreement), he will be entitled to receive a benefit equal to 60% of his final three-year average compensation (as described in the description of the System Executive Retirement Plan above) calculated as a single life annuity and payable as an actuarial equivalent lump sum. This benefit will be reduced by other benefits to which he is entitled from any Company-sponsored pension plan or prior employer pension plans. The terms of Mr. Leonard's Supplemental Retirement Benefit were negotiated at the time of his employment with the Company and were designed to, among other things, offset the loss of benefits resulting from Mr. Leonard's resignation from his prior employer. At the time that the Company recruited Mr. Leonard, he had accumulated twenty-five years of seniority with his prior employer and had served as an executive officer for that employer for over ten years and in an officer-level capacity for over fifteen years.

The Committee believes that the Pension Plan, Pension Equalization Plan and System Executive Retirement Plan are an important part of our Named Executive Officers' compensation program. These plans are important in the recruitment of top talent in the competitive market, as these types of supplemental plans are typically found in companies of similar size to the Company. These plans serve a critically important role in the retention of our senior executives, as benefits from these plans generally increase for each year that these executives remain employed by us. The plans thereby encourage our most senior executives to remain employed by us and continue their work on behalf of our shareholders.

We have agreed to provide service credit to all of our Named Executive Officers (other than Mr. Leonard and Mr. Savoff, our Executive Vice President, Operations) under either the Pension Equalization Plan or the System Executive Retirement Plan. We typically offer these service credit benefits as one element of the total compensation package offered to new mid-level or senior executives that we recruit from other companies. By offering these executives "credited service," we are able to compete more effectively to hire these employees by mitigating the potential loss of their pension benefits resulting from accepting employment with our Company.

See the 2008 Pension Benefits table on page 33 of this Proxy Statement for additional information regarding the operation of the plans described under this caption.

-	Savings Plan

The Named Executive Officers are eligible to participate in a Company-sponsored Savings Plan that covers a broad group of employees. This is a tax-qualified retirement savings plan, wherein total combined before-tax and after-tax contributions may not exceed 30 percent of a participant's base salary up to certain contribution limits defined by law. In addition, under the Savings Plan, the participant's employer matches an amount equal to seventy cents for each dollar contributed by participating employees, including the Named Executive Officers, on the first six percent of their Earnings (as defined in the Savings Plan) for that pay period. We maintain the Savings Plan for our employees, including our Named Executive Officers, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax efficient. This type of savings plan is also a critical element in attracting and retaining talent in a competitive market.

-	Executive Deferred Compensation

The Named Executive Officers are eligible to defer up to 100% of the following into the Company-sponsored Executive Deferred Compensation Plan:

-	Base Salary

-	Annual Incentive Plan Bonus

-	Performance Unit Program Awards

The Named Executive Officers also are eligible to defer up to 100% of the following payments into our 2007 Equity Ownership Plan:

-	Annual Incentive Plan Bonus

-	Performance Unit Program Awards

Amounts deferred under the Executive Deferred Compensation Plan and 2007 Equity Ownership Plan are subject to limitations prescribed by law and the respective plan

Additionally, Mr. Leonard and Mr. Savoff currently have deferred account balances under a frozen Defined Contribution Restoration Plan. These amounts are deemed invested in the options available under this Defined Contribution Restoration Plan. The Defined Contribution Restoration Plan, until it was frozen in 2005, credited eligible employees' deferral accounts with employer contributions to the extent contributions under the qualified savings plan in which the employee participated were subject to limitations imposed by the Internal Revenue Code.

All deferral amounts represent an unfunded liability of the employer. Amounts deferred into the 2007 Equity Ownership Plan are deemed invested in phantom shares of our common stock. Amounts deferred under the Executive Deferred Compensation Plan are deemed invested in one or more of the available investment options (generally mutual funds) offered under the Savings Plan. Within the Executive Deferred Compensation Plan, the Named Executive Officer may move funds from one deemed investment option to another. In accordance with transition rules under Internal Revenue Code Section 409A, in 2008, the Named Executive Officers were provided the opportunity to accelerate the distribution of funds from their deferral accounts. All of the Named Executive Officers who maintained deferred accounts under the Executive Deferred Compensation Plan, the Equity Ownership Plans and the Defined Contribution Restoration Plan, except Mr. Leonard and Mr. Savoff, elected to accelerate distribution of all amounts from their deferral accounts into January 2009.

The Company does not "match" amounts that are deferred by employees pursuant to the Executive Deferred Compensation Plan or 2007 Equity Ownership Plan. With the exception of allowing for the deferral of federal and state taxes, the Company provides no additional benefit to the Named Executive Officer for deferring any of the above payments. Any increase in value of the deferred amounts results solely from the increase in value of the investment options selected (phantom Company stock or mutual fund available under the Savings Plan). Deferred amounts are credited with earnings or losses based on the rate of return of deemed investment options or Company common stock, as selected by the participants.

We provide this benefit because the Committee believes it is standard market practice to permit officers to defer the cash portion of their compensation. The Executive Deferred Compensation Plan and 2007 Equity Ownership Plan permit them to do this while also receiving gains or losses on deemed investments, as described above. We believe that providing this benefit is important as a retention and recruitment tool as many, if not all, of the companies with which we compete for executive talent provide a similar arrangement to their senior employees.

-	Health & Welfare Benefits

The Named Executive Officers are eligible to participate in various health and welfare benefits available to a broad group of employees. These benefits include medical, dental and vision coverage, life and accidental death & dismemberment insurance and long-term disability insurance. Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the Named Executive Officers as for the broad employee population.

-	Executive Long-Term Disability Program

All of our executive officers, including the Named Executive Officers, are eligible to participate in our Executive Long-Term Disability program. Individuals who elect to participate in this plan and become disabled under the terms of the plan are eligible for 65 percent of the difference between their base salary and $275,000 (i.e. the base salary that produces the maximum $15,000 monthly payment disability payment under our general long-term disability plan).

-	Perquisites

We provide our Named Executive Officers with certain perquisites and other personal benefits as part of providing a competitive executive compensation program and for employee retention. However, perquisites are not a material part of our compensation program. In 2008, we offered to our Named Executive Officers limited benefits such as the following: corporate aircraft usage, personal financial counseling, club dues and annual mandatory physical exams. For security and business convenience reasons, we permit the Chief Executive Officer to use our corporate aircraft at Company expense for personal use. Our other Named Executive Officers may use corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The Personnel Committee reviews all perquisites, including the use of corporate aircraft, on an annual basis. For additional information regarding perquisites, see the "All Other Compensation" column in the Summary Compensation table on page 28 of this Proxy Statement.

-	Retention Agreements and other Compensation Arrangements

The Committee believes that retention and transitional compensation arrangements are an important part of overall compensation. The Committee believes that these arrangements help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Committee believes that these arrangements are important as recruitment and retention devices, as all or nearly all of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, we have established a System Executive Continuity Plan under which each of our other Named Executive Officers is entitled to receive "change of control" payments and benefits if such officer's employment is involuntarily terminated for similar qualifying events or circumstances. Based on the market data provided by its independent compensation consultant, the Committee believes the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices.

In certain cases, the Committee may approve the execution of a retention agreement with an individual executive officer. These decisions are made on a case by case basis to reflect specific retention needs or other factors, including market practice. If a retention agreement is entered into with an individual officer, the Committee considers the economic value associated with that agreement in making overall compensation decisions for that officer.

At present, we have entered into retention agreements with only two of the Named Executive Officers: our Chief Executive Officer and Chief Financial Officer. In general, these retention agreements provide for "change in control" payments and other benefits in lieu of those provided under our System Executive Continuity Plan. The retention agreements entered into with Mr. Leonard and Mr. Denault reflect, among other things, the competition for chief executive officer and chief financial officer talent in the marketplace and the Committee's assessment of the critical role of these officers in executing the Company's long-term financial and other strategic objectives. Based on the market data provided by its independent compensation consultant, the Committee believes the benefits and payment levels under these retention agreements are consistent with market practices.

The Company has voluntarily adopted a policy that any severance arrangements providing benefits in excess of 2.99 times an officer's annual base salary and bonus must be approved by the Company's shareholders. See "Corporate Governance - Corporate Governance Principles and Practices - Shareholder Approval Future Severance Agreements" on page 9 of this Proxy Statement.

For additional information regarding the System Executive Continuity Plan and the two retention agreements described above, see "Potential Payments upon Termination or Change in Control" on page 37 of this Proxy Statement.

Compensation Program Administration

Role of Personnel Committee

The Personnel Committee has overall responsibility for approving the compensation program for our Named Executive Officers and makes all final compensation decisions regarding our Named Executive Officers. The Personnel Committee is responsible for, among its other duties, the following actions related to our Named Executive Officers:

-	developing and implementing compensation policies and programs for our executive officers, including any employment agreement with an executive officer;

-	evaluating the performance of our Chairman and Chief Executive Officer; and

-	reporting, at least annually, to the Board on succession planning, including succession planning for the Chief Executive Officer.

The Personnel Committee has authorized, in limited circumstances, the delegation of its authority to grant stock options under Company plans to the Chairman and Chief Executive Officer of the Company and to the Senior Vice President of Human Resources subject to the following conditions:

-	No grant may exceed an aggregate value of $1 million per grantee;

-	All awards must be issued in accordance with the terms of Company plans, including the requirement that all options be issued for an exercise price not less than the fair market value of the stock on date the option is granted;

-	No awards may be granted to any employee subject to Section 16 of the Securities Exchange Act of 1934; and

-	The Personnel Committee must be advised on at least a quarterly basis of the grants made under the exercise of this delegated authority.

Role of Chief Executive Officer

The Personnel Committee solicits recommendations from Mr. Leonard, our Chief Executive Officer, with respect to compensation decisions for individual Named Executive Officers (other than him). Our Chief Executive Officer's role is limited to:

-	providing the Committee with an assessment of the performance of each Named Executive Officer; and

-	recommending base salary, annual merit increases, stock option and annual cash incentive plan compensation amounts for these officers.

In addition, the Committee may request that the Chief Executive Officer provide management feedback and recommendations on changes in the design of compensation programs, such as special retention plans or changes in structure of bonus programs. Mr. Leonard does not play any role with respect to any matter affecting his own compensation nor does he have any role determining or recommending the amount, or form of, director compensation.

Mr. Leonard may attend committee meetings of the Personnel Committee only at the invitation of the chair of the Personnel Committee and cannot call a meeting of the Committee. However, he is not in attendance at any meeting when the Committee determines and approves the compensation to be paid to the Named Executive Officers. Since he is not a member of the Committee, he has no vote on matters submitted to the Committee. During 2008, Mr. Leonard attended 5 meetings of the Personnel Committee.

In 2008, the Committee's compensation consultant met at the request of the Personnel Committee with the Chief Executive Officer to review market trends in executive and management compensation and to discuss the Company's overall compensation philosophy, such as the optimum balance between base and incentive compensation. In addition, the Committee requested that its independent compensation consultant interview the Chief Executive Officer to obtain management feedback on the impact of compensation programs on employees and information regarding the roles and responsibilities of the Named Executive Officers.

Role of the Compensation Consultant

In discharging its duties, our Personnel Committee has retained Towers Perrin as its independent compensation consultant to assist it, among other things, in evaluating different compensation programs and developing market data to assess our compensation programs. Under the terms of its engagement, Towers Perrin reports directly to the Personnel Committee, which has the right to retain or dismiss the consultant without the consent of the Company's management. In addition, Towers Perrin is required to seek and receive the prior written consent of the Personnel Committee before accepting any material engagements from the Company or its affiliates.

In considering the appointment of Towers Perrin, the Personnel Committee took into account that Towers Perrin provides from time to time general consulting services to the Company's management with respect to non-executive compensation matters. In this connection, the Committee reviewed the fees and compensation received by Towers Perrin for these services over a historical period. After considering the nature and scope of these engagements and the fee arrangements involved, the Personnel Committee determined that the engagements did not create a conflict of interest. The Committee reviews on an ongoing basis the fees and compensation received by Towers Perrin for non-executive compensation matters on an annual basis to monitor its independence.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to a Chief Executive Officer or any of its other Named Executive Officers (other than the Chief Financial Officer), unless that compensation is "performance-based compensation" within the meaning of Section 162(m). The Personnel Committee considers deductibility under Section 162(m) as it structures the compensation packages that are provided to its Named Executive Officers. However, the Personnel Committee and the Board believe that it is in the best interest of the Company that the Personnel Committee retains the flexibility and discretion to make compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the Personnel Committee as well as other corporate goals that the Committee deems important to the Company's success, such as encouraging employee retention and rewarding achievement.

Likewise, the Personnel Committee considers financial accounting consequences as it structures the compensation packages that are provided to the Named Executive Officers. However, the Personnel Committee and the Board believe that it is in the best interest of Entergy that the Personnel Committee retains the flexibility and discretion to make compensation awards regardless of their financial accounting consequences.

PERSONNEL COMMITTEE REPORT

The Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

The Personnel Committee

Maureen S. Bateman, Chair
W. Frank Blount
Gary W. Edwards
Alexis M. Herman
W. J. "Billy" Tauzin

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2008, 2007 and 2006.

The Company has not entered into any employment agreements with any of the Named Executive Officers other than the retention agreements described in "Potential Payments upon Termination or Change in Control." For additional information regarding the material terms of the awards reported in the following tables, including a general description of the formula or criteria to be applied in determining the amounts payable, see "Compensation Discussion and Analysis."

							(h)
							Change in
							Pension
						(g)	Value and
						Non-Equity	Nonqualified	(i)
				(e)	(f)	Incentive	Deferred	All
(a)	(b)	(c)	(d)	Stock	Option	Plan	Compensation	Other	(j)
Name and	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position		(1)		(2)	(3)	(4)	(5)	(6)

J. Wayne Leonard	2008	$1,273,523	$-	$6,882,841	$2,902,428	$2,169,720	$313,200	$111,491	$13,653,203
Chairman of the Board and	2007	$1,216,443	$-	$15,727,171	$2,468,256	$1,815,480	$4,879,200	$80,960	$26,187,510
Chief Executive Officer	2006	$1,168,577	$-	$7,429,048	$1,622,682	$2,235,870	$2,250,100	$55,663	$14,761,940

Leo P. Denault	2008	$621,231	$-	$1,500,178	$727,169	$617,400	$250,500	$34,152	$3,750,630
Executive Vice President and	2007	$584,422	$-	$1,809,008	$566,481	$516,600	$535,000	$35,827	$4,047,338
Chief Financial Officer	2006	$538,493	$-	$1,059,332	$344,099	$722,358	$1,212,300	$35,565	$3,912,147

Mark T. Savoff	2008	$543,563	$-	$1,027,468	$416,077	$538,020	$201,200	$76,705	$2,803,033
Executive Vice President,	2007	$524,516	$-	$1,809,008	$335,199	$456,674	$254,300	$48,600	$3,428,297
Operations	2006	$510,000	$-	$1,084,755	$222,001	$674,730	$136,000	$39,861	$2,667,347

Richard J. Smith	2008	$638,394	$-	$1,027,468	$654,730	$632,100	$391,400	$104,575	$3,448,667
President and	2007	$599,612	$-	$1,809,008	$590,666	$535,886	$743,700	$60,627	$4,339,499
Chief Operating Officer	2006	$536,650	$-	$1,084,755	$414,959	$718,918	$183,800	$67,338	$3,006,420

Gary J. Taylor	2008	$564,412	$105,000	$1,027,468	$653,492	$558,600	$360,600	$131,157	$3,400,729
Group President,	2007	$542,576	$105,000	$1,809,008	$566,481	$474,230	$723,800	$90,983	$4,312,078
Utility Operations	2006	$515,967	$-	$1,084,755	$344,099	$691,268	$277,200	$55,935	$2,969,224

(1)	The amounts in column (c) represent the actual base salary paid to the Named Executive Officer. Changes in base salary were effective in April of the years shown and the base salary disclosed above is a combination of the two rates in effect during the year.

(2)	The amounts in column (e) represent the dollar amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as "SFAS l23R") of performance units granted under the Performance Unit Plan of the Equity Ownership Plan. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

(3)	The amounts in column (f) represent the dollar amount recognized for financial statement reporting purposes in accordance with SFAS l23R of stock options granted under the Equity Ownership Plan. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

(4)	The amounts in column (g) represent cash payments made under the Annual Incentive Plan.

(5)	The amounts in column (h) include the annual actuarial increase in the present value of the Named Executive Officer's benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested (see "2008 Pension Benefits"). None of the increase is attributable to above-market or preferential earnings on non-qualified deferred compensation (see "2008 Nonqualified Deferred Compensation").

(6)	The amounts set forth in column (i) for 2008 include (a) matching contributions by the Company under the Savings Plan to each of the Named Executive Officers; (b) life insurance premiums; (c) tax gross up payments and (d) perquisites and other compensation. The amounts are listed in the following table:

	J. Wayne	Leo P.	Mark T.	Richard J.	Gary J.
	Leonard	Denault	Savoff	Smith	Taylor

Company Contribution - Savings Plan	$9,660	$9,660	$9,660	$9,660	$9,660
Life Insurance Premium	$7,482	$2,610	$2,867	$3,042	$7,337
Tax Gross Up Payments	$22,810	$8,636	$9,126	$24,407	$43,633
Perquisites and Other Compensation	$71,539	$13,246	$55,052	$67,466	$70,527

Total	$111,491	$34,152	$76,705	$104,575	$131,157

Perquisites and Other Compensation

The amounts set forth in column (i) include perquisites and other personal benefits that we provide to our Named Executive Officers as part of providing a competitive executive compensation program and for employee retention. The following perquisites and other compensation were provided by us in 2008 to the Named Executive Officers:

Personal Use of
Named Executive	Financial		Corporate		Executive
Officer	Counseling	Club Dues	Aircraft	Relocation	Physicals

J. Wayne Leonard	x		x		x
Leo P. Denault	x				x
Mark T. Savoff	x		x		x
Richard J. Smith	x		x	x	x
Gary J. Taylor	x	x	x	x	x

For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other Named Executive Officers may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The aggregate incremental aircraft usage cost associated with Mr. Leonard's personal use of the corporate aircraft, including the costs associated with travel to outside board meetings, was $44,523 for fiscal year 2008. The aggregate incremental aircraft usage cost for Mr. Smith's personal use was $28,922 for fiscal year 2008. These amounts are reflected in column (i) and the total above. The incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits.

Mr. Taylor received $43,459 in relocation payments in 2008 which are reflected in column (i) and the total above. These relocation expenses were valued on the basis of the incremental cost to the Company and represent the actual amount paid to the service provider or Mr. Taylor, as applicable.

None of the other individual perquisites items exceeded $25,000 for any of the Named Executive Officers.

2008 Grants of Plan-Based Awards

The following table summarizes award grants during 2008 to the Named Executive Officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant
								Number	Number of	Exercise	Date Fair
		Estimated Future			Estimated Future			of Shares	Securities	or Base	Value of
		Payouts Under Non-Equity			Payouts Under Equity			of Stock	Underlying	Price of	Stock and
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			or Units	Options	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)	(4)	($/Sh)	(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. Wayne Leonard	1/24/08	-	$1,549,800	$3,099,600
	1/24/08				1,650	16,500	41,250				$1,785,300
	1/24/08								175,000	$108.20	$2,813,125
Leo P. Denault	1/24/08	-	$441,000	$882,000
	1/24/08				390	3,900	9,750				$421,980
	1/24/08								50,000	$108.20	$803,750
	1/25/08							24,000			$2,551,920
Mark T. Savoff	1/24/08	-	$384,300	$768,600
	1/24/08				390	3,900	9,750				$421,980
	1/24/08								27,000	$108.20	$434,025
Richard J. Smith	1/24/08	-	$451,500	$903,000
	1/24/08				390	3,900	9,750				$421,980
	1/24/08								35,000	$108.20	$562,625
Gary J. Taylor	1/24/08	-	$399,000	$798,000
	1/24/08				390	3,900	9,750				$421,980
	1/24/08								35,000	$108.20	$562,625

(1)	The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the Annual Incentive Plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)	The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the Performance Unit Plan. Performance under the program is measured by the Company's total shareholder return relative to the total shareholder returns of the companies included in the Philadelphia Utilities Index. If the Company's total shareholder return is not at least 25% of that for the Philadelphia Utilities Index, there is no payout. Subject to achievement of performance targets, each unit will be converted into the cash equivalent of one share of the Company's common stock on the last day of the performance period (December 31, 2010).

(3)	In 2008, the Personnel Committee granted 24,000 restricted units to Mr. Denault. The restricted units vest in three equal installments of 8,000 shares on January 25, 2011, January 25, 2012 and January 25, 2013.

(4)	The amounts in column (j) represent options to purchase shares of the Company's common stock. The options vest one-third on each of the first through third anniversaries of the grant date. The options have a ten-year term from the date of grant. The options were granted under the 2007 Equity Ownership Plan.

(5)	The amounts included in this column are valued based on the aggregate grant date fair value of the award determined pursuant to SFAS 123. See Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to SFAS 123R.

2008 Outstanding Equity Awards at Fiscal Year End

The following table summarizes unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of 2008.

							Stock Awards
												(j)
	Option Awards									(i)		Equity
				(d)						Equity		Incentive
				Equity						Incentive		Plan
				Incentive						Plan		Awards:
				Plan						Awards:		Market or Payout
	(b)	(c)		Awards:			(g)		(h)	Number of		Value of
	Number	Number		Number			Number		Market	Unearned		Unearned
	of	of		of			of Shares		Value of	Shares,		Shares,
	Securities	Securities		Securities			or Units		Shares or	Units or		Units or
	Underlying	Underlying		Underlying	(e)		of Stock		Units of	Other		Other
	Unexercised	Unexercised		Unexercised	Option	(f)	That Have		Stock	Rights		Rights
	Options	Options		Unearned	Exercise	Option	Not		That Have	That Have		That Have
(a)	(#)	(#)		Options	Price	Expiration	Vested		Not Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

J. Wayne Leonard	-	175,000	(1)		$108.20	1/24/2018
	85,000	170,000	(2)		$91.82	1/25/2017
	140,000	70,000	(3)		$68.89	1/26/2016
	165,200	-			$69.47	1/27/2015
	220,000	-			$58.60	3/02/2014
	195,000	-			$44.45	1/30/2013
	330,600	-			$41.69	2/11/2012
	330,600	-			$37.00	1/25/2011
	330,600	-			$23.00	1/27/2010
										41,250	(4)	$3,429,113
										59,500	(5)	$4,946,235
							50,000	(6)	$4,156,500
Leo P. Denault	-	50,000	(1)		$108.20	1/24/2018
	20,000	40,000	(2)		$91.82	1/25/2017
	33,333	16,667	(3)		$68.89	1/26/2016
	35,000	-			$69.47	1/27/2015
	40,000	-			$58.60	3/02/2014
	676	-			$52.40	2/11/2012
	3,604	-			$52.40	3/01/2009
	7,720	-			$52.40	1/25/2011
	470	-			$51.60	3/01/2009
	8,330	-			$51.60	1/27/2010
	9,800	-			$44.45	1/30/2013
	19,656	-			$41.69	2/11/2012
	5,434	-			$37.00	1/25/2011
										9,750	(4)	$810,518
										11,250	(5)	$935,213
							24,000	(7)	$1,995,120
Mark T. Savoff	-	27,000	(1)		$108.20	1/24/2018
	11,666	23,334	(2)		$91.82	1/25/2017
	20,000	10,000	(3)		$68.89	1/26/2016
	20,000	-			$69.47	1/27/2015
	31,800	-			$58.60	3/02/2014
										9,750	(4)	$810,518
										11,250	(5)	$935,213

						Stock Awards
									(j)
	Option Awards							(i)	Equity
			(d)					Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan					Awards:	Market or Payout
	(b)	(c)	Awards:			(g)	(h)	Number of	Value of
	Number	Number	Number			Number	Market	Unearned	Unearned
	of	of	of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying	(e)		of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	(f)	That Have	Stock	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Not	That Have	That Have	That Have
(a)	(#)	(#)	Options	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Richard J. Smith	-	35,000 (1)		$108.20	1/24/2018
	20,000	40,000 (2)		$91.82	1/25/2017
	33,333	16,667 (3)		$68.89	1/26/2016
	40,000	-		$69.47	1/27/2015
	63,600	-		$58.60	3/02/2014
	7,560	-		$51.50	8/30/2009
	7,640	-		$51.50	1/25/2011
	7,577	-		$51.50	1/27/2010
	50,000	-		$44.45	1/30/2013
	16,987	-		$45.45	1/27/2010
	8,013	-		$45.45	8/30/2009
	70,000	-		$41.69	2/11/2012
	39,428	-		$37.00	1/25/2011
								9,750 (4)	$810,518
								11,250 (5)	$935,213
Gary J. Taylor	-	35,000 (1)		$108.20	1/24/2018
	20,000	40,000 (2)		$91.82	1/25/2017
	33,333	16,667 (3)		$68.89	1/26/2016
	35,000	-		$69.47	1/27/2015
	40,000	-		$58.60	3/02/2014
	26,900	-		$44.45	1/30/2013
	34,600	-		$41.69	2/11/2012
	26,667	-		$37.00	1/25/2011
								9,750 (4)	$810,518
								11,250 (5)	$935,213

(1)	Consists of options that will vest as follows: 1/3 of the options granted vest on each of 1/24/2009, 1/24/2010 and 1/24/2011.

(2)	Consists of options that will vest as follows: 1/2 of the unexercisable options vest on each of 1/25/2009 and 1/25/2010.

(3)	The remaining unexercisable options will vest on 1/26/2009.

(4)	Consists of performance units that will vest on December 31, 2010 only if, and to the extent that, we satisfy performance conditions as described under "Long-Term Compensation - Performance Unit Program" in Compensation Discussion and Analysis.

(5)	Consists of performance units that will vest on December 31, 2009 only if, and to the extent that, Entergy Corporation satisfies performance conditions as described under "Long-Term Compensation - Performance Unit Program" in Compensation Discussion and Analysis.

(6)	Consists of restricted units granted under the Equity Ownership Plan which will vest on August 3, 2009.

(7)	Consists of restricted units granted under the 2007 Equity Ownership Plan. 8,000 units will vest on each of January 25, 2011, 2012 and 2013.

2008 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2008 for the Named Executive Officers.

	Options Awards		Stock Awards
	(b)		(d)
	Number of	(c)	Number of	(e)
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
(a)	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)

J. Wayne Leonard	255,000	$18,833,721	141,548(2)	$12,751,885
Leo P. Denault	-	-	16,397	$1,363,083
Mark T. Savoff	-	-	16,397	$1,363,083
Richard J. Smith	-	-	16,397	$1,363,083
Gary J. Taylor	-	-	16,397	$1,363,083

(1)	Represents the vesting of performance units for the 2006-2008 performance period (payable solely in cash based on the closing stock price of the Company on the date of vesting) under the Performance Unit Program.

(2)	Amount includes the August 3, 2008 cash settlement of 50,000 restricted units granted under the Equity Ownership Plan.

2008 Pension Benefits

The following table shows the present value as of December 31, 2008 of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our retirement plans determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Additional information regarding these retirement plans is set forth in Compensation Discussion and Analysis under the heading "Benefits, Perquisites, Agreements and Post-Termination Plans - Pension Plan, Pension Equalization Plan and System Executive Retirement Plan." In addition, this section includes information regarding early retirement options under the plans.

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During
Name	Plan Name	Service	Benefit	2008

J. Wayne Leonard(1)	Non-qualified supplemental retirement benefit	10.68	$23,892,800	$-
	Qualified defined benefit plan	10.68	$217,200	$-
Leo P. Denault(2)	Non-qualified System Executive Retirement Plan	24.83	$2,446,700	$-
	Qualified defined benefit plan	9.83	$111,300	$-
Mark T. Savoff	Non-qualified System Executive Retirement Plan	5.06	$753,400	$-
	Qualified defined benefit plan	5.06	$71,900	$-
Richard J. Smith(3)	Non-qualified Pension Equalization Plan	32.25	$3,006,900	$-
	Qualified defined benefit plan	9.33	$180,200	$-
Gary J. Taylor(4)	Non-qualified System Executive Retirement Plan	18.80	$2,770,100	$-
	Qualified defined benefit plan	8.75	$151,100	$-

(1)	Pursuant to his retention agreement, Mr. Leonard is entitled to a non-qualified supplemental retirement benefit in lieu of participation in the Company's non-qualified supplemental retirement plans such as the System Executive Retirement Plan or the Pension Equalization Plan. Mr. Leonard may separate from employment without a reduction in his non-qualified supplemental retirement benefit.

(2)	During 2006, Mr. Denault entered into an agreement granting an additional 15 years of service under the non-qualified System Executive Retirement Plan if he continues to work for an Entergy System company employer until age 55. The additional 15 years increases the present value of his benefit by $1,192,900.

(3)	Mr. Smith entered into an agreement granting 22.92 additional years of service under the non-qualified Pension Equalization Plan providing an additional $953,700 above the accumulated benefit he would receive under the non-qualified System Executive Retirement Plan.

(4)	Mr. Taylor entered into an agreement granting an additional 10 years of service under the System Executive Retirement Plan resulting in a $1,282,400 increase in the present value of his benefit.

Qualified Retirement Benefits

The qualified retirement plan is a funded defined benefit pension plan that provides benefits to most of the non-bargaining unit employees of Entergy System companies. All Named Executive Officers are participants in this plan. The pension plan provides a monthly benefit payable for the participant's lifetime beginning at age 65 and equal to 1.5% of the participant's five-year average monthly eligible earnings times such participant's years of service. Participants are 100% vested in their benefit upon completing 5 years of vesting service.

Normal retirement under the plan is age 65. Employees who terminate employment prior to age 55 may receive a reduced deferred vested retirement benefit payable as early as age 55 that is actuarially equivalent to the normal retirement benefit (i.e., reduced by 7% per year for the first 5 years preceding age 65, and reduced by 6% for each additional year thereafter). Employees who are at least age 55 with 10 years of vesting service upon termination are entitled to a subsidized early retirement benefit beginning as early as age 55. The subsidized early retirement benefit is equal to the normal retirement benefit reduced by 2% per year for each year that early retirement precedes age 65. Mr. Leonard is eligible for subsidized early retirement benefits.

Non-qualified Retirement Benefits

The Named Executive Officers are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below and in Compensation, Discussion and Analysis, an executive is typically enrolled in one or more plans but only paid the amount due under the plan (or combination of plans) that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until recovery or retirement. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant's accrued benefit.

All of the Named Executive Officers (other than Mr. Leonard) participate in both the Pension Equalization Plan and System Executive Retirement Plan.

The Pension Equalization Plan

All of the Named Executive Officers (with the exception of Mr. Leonard) are participants in the Pension Equalization Plan. The benefit provisions are substantially the same as the qualified retirement plan but provide two additional benefits: (a) "restorative benefits" intended to offset limitations on certain earnings that may be considered in connection with the qualified retirement plan and (b) supplemental credited service (if granted to an individual participant). The benefits under this plan are offset by benefits payable from the qualified retirement plan and may be offset by prior employer benefits. Participants receive their Pension Equalization Plan benefit in the form of a single sum distribution. The Pension Equalization Plan benefit attributable to supplemental credited service is not vested until age 65. Subject to the approval of the Entergy System company employer, an employee who terminates employment prior to age 65 may be vested in his or her benefit, with payment of the lump sum benefit generally at separation from service unless delayed six months under Internal Revenue Code Section 409A. Benefits payable prior to age 65 are subject to the same reductions as qualified plan benefits.

The System Executive Retirement Plan

All Named Executive Officers (except Mr. Leonard) are participants in the System Executive Retirement Plan. The System Executive Retirement Plan provides for a single sum payment at age 65, as further described in Compensation Discussion and Analysis. The System Executive Retirement Plan benefit is not vested until age 65.

Subject to the approval of the Entergy System company employer, an employee who terminates his or her employment prior to age 65 may be vested in the System Executive Retirement Plan benefit, with payment of the lump sum benefit generally at separation from service unless delayed six months under Internal Revenue Code Section 409A. Benefits payable prior to age 65 are subject to the same reductions as qualified plan benefits. Further, in the event of a change in control, participants whose employment is terminated without "Cause" or for "Good Reason," as defined in the Plan are also eligible for a subsidized lump sum benefit payment, even if they do not currently meet the age or service requirements for early retirement under that plan or have company permission to separate from employment. Such lump sum benefit is payable generally at separation from service unless delayed 6 months under Internal Revenue Code Section 409A.

Mr. Leonard's Non-qualified Supplemental Retirement Benefit

Mr. Leonard's retention agreement provides that if his employment with the Company is terminated for any reason other than for cause (as defined below under "Potential Payments Upon Termination or Change in Control"), he will be entitled to a non-qualified supplemental retirement benefit in lieu of participation in the Company's non-qualified supplemental retirement plans such as the System Executive Retirement Plan or the Pension Equalization Plan. Mr. Leonard's non-qualified supplemental retirement benefit is calculated as a single life annuity equal to 60% of his final three-year average compensation (as described in the description of the System Executive Retirement Plan), reduced to account for benefits payable to Mr. Leonard under the Company's and a former employer's qualified pension plans. The benefit is payable in a single lump sum. Because Mr. Leonard has already attained the age of 55, he is currently entitled under his retention agreement to his non-qualified supplemental retirement benefit if he were to leave Entergy System company employment other than as the result of a termination for cause.

Additional Information

For a description of the material terms and conditions of payments and benefits available under the retirement plans, including each plan's normal retirement payment and benefit, benefit formula and eligibility standards, specific elements of compensation included in applying the payment and benefit formula, and our policies with regard to granting extra years of credited service, see "Compensation Discussion and Analysis - Benefits, Perquisites, Agreements and Post-Termination Plans - Pension Plan, Pension Equalization Plan, and System Executive Retirement Plan." For a discussion of the relevant assumptions used in valuing these liabilities, see Note 11 to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

2008 Non-qualified Deferred Compensation

The following tables provide information regarding the Executive Deferred Compensation Plan, the Amended and Restated 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (the 1998 Equity Ownership Plan) and the 2007 Equity Ownership Plan, which allow for the deferral of compensation for the Named Executive Officers. For additional information, see "Benefits, Perquisites, Agreements and Post-Termination Plans - Executive Deferred Compensation" in Compensation Discussion and Analysis.

Additionally, the Named Executive Officers have deferred account balances under a frozen Defined Contribution Restoration Plan. These amounts are deemed invested in the options available under this Defined Contribution Restoration Plan. The Defined Contribution Restoration Plan, until it was frozen in 2005, credited eligible employees' deferral accounts with employer contributions to the extent contributions under the qualified savings plan in which the employee participated were subject to limitations imposed by the Internal Revenue Code.

All deferrals are credited to the applicable Entergy System company employer's non-funded liability account. Depending on the plan under which the deferral is made, the Named Executive Officers may elect investment in either phantom Company common stock or one or more of several investment options available under the Savings Plan. Within limitations of the program, participating Named Executive Officers may move funds from one deemed investment option to another. The participating Named Executive Officers do not have the ability to withdraw funds from the deemed investment accounts except within the terms provided in their deferral elections. Within the limitations prescribed by law as well as the program, participating Named Executive Officers have the option to make a successive deferral of these funds. Assuming a Named Executive Officer does not elect a successive deferral, the Entergy System company employer of the participant is obligated to pay the amount credited to the participant's account at the earlier of deferral receipt date or separation from service. These payments are paid out of the general assets of the employer and are payable in a lump sum.

FICA and Medicare taxes are paid on all deferred amounts prior to their deferral. Applicable federal and state taxes are paid at the time the deferred amounts are paid to the participant. Employees are not eligible for a "match" of amounts that are deferred by them pursuant to the deferred compensation programs. With the exception of allowing for the deferral of federal and state taxes, the Company provides no additional benefit to the Named Executive Officers in connection with amounts deferred under the Executive Deferred Compensation Plan. Deferred amounts are deemed credited with earnings or losses based on the rate of return of deemed investment options (under the Executive Deferred Compensation Plan) or Entergy Corporation common stock (under the 1998 Equity Ownership Plan or the 2007 Equity Ownership Plan). In 2006, the Personnel Committee approved a number of recommendations to simplify the deferral programs and reduce the number of options available to the Named Executive Officers.

Executive Deferred Compensation Plan

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2008	2008	2008(1)	Distributions	2008(2)
(a)	(b)	(c)	(d)	(e)	(f)

Leo P. Denault	$-	$-	$277	$(801,992)	$-
J. Wayne Leonard	$-	$-	$16,774	$(125,878)	$370,863
Mark T. Savoff	$-	$-	$-	$-	$-
Richard J. Smith	$-	$-	$(79,904)	$(1,239,421)	$837,494
Gary J. Taylor	$-	$-	$655	$(1,151,899)	$-

(1)	Amounts in this column are not included in the Summary Compensation Table.

(2)	Amounts in column (f) that have previously been reported in the Summary Compensation Table are as follows: Mr. Leonard, $182,602; and Mr. Smith, $359,459.

Equity Ownership Plan

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2008	2008	2008(1)	Distributions	2008
(a)	(b)	(c)	(d)	(e)	(f)

Leo P. Denault	$-	$-	$(25,880)	$(2,928,928)	$-
J. Wayne Leonard	$-	$-	$(3,712,799)	$(6,267,147)	$9,247,806
Mark T. Savoff	$-	$-	$-	$-	$-
Richard J. Smith	$-	$-	$(56,063)	$(6,344,960)	$-
Gary J. Taylor	$-	$-	$-	$-	$-

(1)	Amounts in this column are not included in the Summary Compensation Table.

Defined Contribution Restoration Plan

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	December 31,
Name	2008	2008	2008(1)	Distributions	2008
(a)	(b)	(c)	(d)	(e)	(f)

Leo P. Denault	$-	$-	$(24,785)	$-	$62,670
J. Wayne Leonard	$-	$-	$(89,834)	$-	$227,145
Mark T. Savoff	$-	$-	$(7,609)	$-	$19,241
Richard J. Smith	$-	$-	$(59,615)	$-	$150,735
Gary J. Taylor	$-	$-	$(19,198)	$-	$46,217

(1)	Amounts in this column are not included in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The Company has plans and other arrangements that provide compensation to the Named Executive Officers if the officer's employment is terminated under specified conditions, including a change in control of the Company. In addition, we have entered into individual retention agreements with Mr. Leonard and Mr. Denault.

The following tables disclose how much compensation each of our Named Executive Officers would have received if his employment with the Company had been terminated under various scenarios as of December 31, 2008, the last business day of our last fiscal year. For purposes of these tables, we assumed that our stock price was $83.13, the closing market price on that date.

J. Wayne Leonard
Chairman and Chief Executive Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Chairman and Chief Executive Officer would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2008:

			Termination						Termination
			for Good						Related to
	Voluntary	For	Reason or					Change in	a Change in
Benefits and Payments Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(8)	Disability	Death		Control(10)	Control

Annual Incentive Payment(2)	-	-	-	-	-	-		-	$3,099,600
Severance Payment(3)	-	-	-	-	-	-		-	$8,495,487
Performance Units:(4)
2007-2009 Performance Unit Program	-	-	-	-	$1,318,996	$1,318,996		$1,978,494	$1,978,494
2008-2010 Performance Unit Program	-	-	-	-	$457,215	$457,215		$1,371,645	$1,371,645
Unvested Stock Options(5)	-	-	-	-	$996,800	$0	(9)	$0	$996,800
Unvested Restricted Units(6)	-	-	$4,156,500	-	$4,156,500	$4,156,500		-	$4,156,500
Medical and Dental Benefits(7)	-	-	-	-	-	-		-	-
280G Tax Gross-up	-	-	-	-	-	-		-	-

(1)	In addition to the payments and benefits in the table, Mr. Leonard also would have been entitled to receive his vested pension benefits. However, a termination "for cause" would have resulted in forfeiture of Mr. Leonard's supplemental retirement benefit. Mr. Leonard is not entitled to additional pension benefits in the event of a change in control. For additional information regarding these vested benefits and awards, see "2008 Pension Benefits."

(2)	In the event of a termination related to a change in control, Mr. Leonard would have been entitled under his retention agreement to receive a lump sum payment of his cash annual incentive bonus under the Annual Incentive Plan calculated at maximum annual bonus opportunity. For purposes of this table, we have calculated the award at 200% of target opportunity and assumed a base salary of $1,291,500.

(3)	In the event of a termination related to a change in control, Mr. Leonard would have been entitled to receive pursuant to his retention agreement a lump sum severance payment equal to the sum of 2.99 times his base salary plus target annual incentive (calculated at 120% of his base salary).

(4)	In the event of a termination related to a change in control, including a termination for good reason, or other than for cause, disability or death, Mr. Leonard would have been entitled to receive under the terms of his retention agreement a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance unit were achieved at target level. For purposes of the table, we have calculated the value of Mr. Leonard's awards as follows:

2007 - 2009 Plan - 23,800 performance units at target, assuming a stock price of $83.13

2008 - 2010 Plan - 16,500 performance units at target, assuming a stock price of $83.13

For scenarios other than a termination related to a change in control, the award is not enhanced or accelerated by the termination event. With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(5)	In the event of disability or a termination related to a change in control, all of Mr. Leonard's unvested stock options would immediately vest. In addition, Mr. Leonard would be entitled to exercise any outstanding options during a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Leonard exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2008, and the exercise price of each option share.

(6)	Mr. Leonard's 50,000 restricted units vest in 2009. Pursuant to his restricted unit agreement, any unvested restricted units will vest immediately in the event of the termination of his employment by Mr. Leonard for good reason, by the Company other than for cause, or by reason of his death or disability.

(7)	Pursuant to Mr. Leonard's retention agreement, in the event of a termination related to a change of control, Mr. Leonard is not eligible to receive subsidized medical and dental benefits.

(8)	As of December 31, 2008, compensation and benefits available to Mr. Leonard under this scenario are substantially the same as available with a voluntary resignation.

(9)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant's death, all unvested stock options would become immediately exercisable. Where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008.

(10)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change of control in the Company without regard to whether their employment is terminated as a result of a change of control. The accelerated benefits in the event of a change in control are as follows:

-	All unvested stock options would become immediately exercisable (where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008); and

-	All performance units become vested (based on the assumption that all performance goals were achieved at target).

Under the terms of Mr. Leonard's retention agreement, we may terminate his employment for cause upon Mr. Leonard's:

-	willful and continued failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from our Board; or

-	willfully engaging in conduct that is demonstrably and materially injurious to us and which results in a conviction of or entrance of a plea of guilty or nolo contendere (essentially a form of plea in which the accused refuses to contest the charges) to a felony.

In the event of a change of control, Mr. Leonard may terminate his employment for good reason upon:

-	the substantial reduction or alteration in the nature or status of his duties or responsibilities;

-	a reduction in his annual base salary;

-	the relocation of his principal place of employment to a location more than 20 miles from his current place of employment;

-	our failure to pay any portion of his compensation within seven days of its due date;

-	our failure to continue in effect any compensation plan in which he participates and which is material to his total compensation, unless other equitable arrangements are made;

-	our failure to continue to provide benefits substantially similar to those that he currently enjoys under any of our pension, savings, life insurance, medical, health and accident or disability plans, or our taking of any other action which materially reduces any of those benefits or deprives him of any material fringe benefits that he currently enjoys;

-	our failure to provide him with the number of paid vacation days to which he is entitled in accordance with our normal vacation policy; or

-	any purported termination of his employment not taken in accordance with his retention agreement.

Leo P. Denault
Executive Vice President and Chief Financial Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Executive Vice President and Chief Financial Officer would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2008:

			Termination						Termination
			for Good						Related to
	Voluntary	For	Reason or					Change in	a Change in
Benefits and Payments Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(8)	Disability	Death		Control(10)	Control

Severance Payment(2)	-	-	$3,202,290	-	-	-		-	$3,202,290
Performance Units:(3)
2007-2009 Performance Unit Program	-	-	$374,085	-	$374,085	$374,085		$374,085	$374,085
2008-2010 Performance Unit Program	-	-	$324,207	-	$324,207	$324,207		$324,207	$324,207
Unvested Stock Options(4)	-	-	$0	-	$237,338	$0	(9)	$0	$237,338
Unvested Restricted Units(5)	-	-	$1,995,120	-	$1,995,120	$1,995,120		$1,995,120	$1,995,120
COBRA Benefits(6)	-	-	$13,962	-	-	-		-	-
Medical and Dental Benefits(7)	-	-		-		-		-	$13,962
280G Tax Gross-up	-	-	-	-	-	-		-	$4,118,338

(1)	In addition to the payments and benefits in the table, Mr. Denault also would have been entitled to receive his vested pension benefits. If Mr. Denault's employment were terminated under certain conditions relating to a change in control, he would also be eligible for early retirement benefits. For a description of these benefits, see "2008 Pension Benefits." In addition, Mr. Denault is subject to the following provisions:

-	Retention Agreement. Mr. Denault's retention agreement provides that, unless his employment is terminated for cause, he will be granted an additional 15 years of service under the System Executive Retirement Plan if he continues to work for an Entergy System company employer until age 55. Because Mr. Denault had not reached age 55 as of December 31, 2008, he is only entitled to this supplemental credited service and System Executive Retirement Plan benefits in the event of his death or disability.

-	System Executive Retirement Plan. If Mr. Denault's employment were terminated for cause, he would not receive a benefit under the System Executive Retirement Plan. In the event of a termination related to a change in control, pursuant to the terms of the System Executive Retirement Plan, Mr. Denault would be eligible for subsidized retirement (but not the additional 15 years of service) upon his separation from service even if he does not then meet the age or service requirements for early retirement under the System Executive Retirement Plan or have company permission to separate from employment.

(2)	In the event of a termination related to a change in control or a termination for good reason or not for cause, Mr. Denault would be entitled to receive pursuant to his retention agreement a lump sum severance payment equal to 2.99 times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $630,000.

(3)	In the event of a termination related to a change in control, a termination for good reason or other than for cause, disability or death, Mr. Denault would have been entitled to receive under the terms of his retention agreement a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level. For purposes of the table, we have calculated the value of Mr. Denault's awards as follows:

2007 - 2009 Plan - 4,500 performance units at target, assuming a stock price of $83.13

2008 - 2010 Plan - 3,900 performance units at target, assuming a stock price of $83.13

(4)	In the event of disability or a termination related to a change in control, all of Mr. Denault's unvested stock options would immediately vest. In addition, he would be entitled to exercise any unexercised options during a ten-year term extending from the grant date of the options. Further, pursuant to Mr. Denault's retention agreement, in the event of a termination for good reason or other than for cause, all of Mr. Denault's unvested stock options granted under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007) would immediately vest. For purposes of this table, we assumed that Mr. Denault exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2008, and the exercise price of each option share.

(5)	Mr. Denault's 24,000 restricted units vest 1/3 in 2011, 1/3 in 2012 and 1/3 in 2013. Pursuant to his restricted unit agreement, any unvested restricted units will vest immediately in the event of change in control, termination related to a change in control, a termination for good reason or other than for cause, disability or death.

(6)	Pursuant to his retention agreement, in the event of a termination by the company other than cause or disability or for good reason, Mr. Denault would be eligible to receive company-subsidized COBRA benefits for a period of 18 months.

(7)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change of control, Mr. Denault would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(8)	As of December 31, 2008, compensation and benefits available to Mr. Denault under this scenario are substantially the same as available under a voluntary resignation.

(9)	Under the 2007 Equity Ownership Plan, in the event of a plan participant's death, all unvested stock options would become immediately exercisable. Where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008.

(10)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change of control in the Company without regard to whether their employment is terminated as a result of a change of control. The accelerated benefits in the event of a change in control are as follows:

-	All unvested stock options would become immediately exercisable (where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008); and

-	All performance units become vested (based on the assumption that all performance goals were achieved at target)

Under the terms of Mr. Denault's retention agreement, we may terminate his employment for cause upon Mr. Denault's:

-	continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from our Personnel Committee;

-	willfully engaging in conduct that is demonstrably and materially injurious to us;

-	conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon our reputation;

-	material violation of any agreement that he has entered into with us; or

-	unauthorized disclosure of our confidential information.

Mr. Denault may terminate his employment for good reason upon:

-	the substantial reduction in the nature or status of his duties or responsibilities;

-	a reduction of 5% or more in his base salary as in effect on the date of the retention agreement;

-	the relocation of his principal place of employment to a location other than our corporate headquarters;

-	our failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, stock options, restricted stock, stock appreciation rights, incentive compensation, bonus and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives);

-	our failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans at the time of the retention agreement (other than changes similarly affecting all senior executives); or

-	any purported termination of his employment not taken in accordance with his retention agreement.

Mr. Denault may terminate his employment for good reason in the event of a change of control upon:

-	the substantial reduction or alteration in the nature or status of his duties or responsibilities;

-	a reduction in his annual base salary;

-	the relocation of his principal place of employment to a location more than 20 miles from his current place of employment;

-	our failure to pay any portion of his compensation within seven days of its due date;

-	our failure to continue in effect any compensation plan in which he participates and which is material to his total compensation, unless other equitable arrangements are made;

-	our failure to continue to provide benefits substantially similar to those that he currently enjoys under any of our pension, savings, life insurance, medical, health and accident or disability plans, or our taking of any other action which materially reduces any of those benefits or deprives him of any material fringe benefits that he currently enjoys;

-	our failure to provide him with the number of paid vacation days to which he is entitled in accordance with our normal vacation policy; or

-	any purported termination of his employment not taken in accordance with his retention agreement

Mark T. Savoff
Executive Vice President, Operations

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Executive Vice President, Operations would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2008:

			Termination						Termination
			for Good						Related to a
Benefits and Payments	Voluntary	For	Reason or Not					Change in	Change in
Upon Termination(1)	Resignation	Cause	for Cause	Retirement(6)	Disability	Death		Control(8)	Control

Severance Payment(2)	-	-	-	-	-	-		-	$2,799,900
Performance Units:(3)
2007-2009 Performance Unit Program	-	-	-	-	$249,390	$249,390		$374,085	$374,085
2008-2010 Performance Unit Program	-	-	-	-	$108,069	$108,069		$324,207	$324,207
Unvested Stock Options(4)	-	-	-	-	$142,400	$0	(7)	$0	$142,400
Medical and Dental Benefits(5)	-	-	-	-	-	-		-	$23,730
280G Tax Gross-up	-	-	-	-	-	-		-	-

(1)	In addition to the payments and benefits in the table, Mr. Savoff would also have been entitled to receive his vested pension benefits. If Mr. Savoff's employment were terminated under certain conditions relating to a change in control, he would also be eligible for early retirement benefits. For a description of these benefits, see "2008 Pension Benefits." If Mr. Savoff's employment were terminated for cause, he would forfeit his benefit under the System Executive Retirement Plan.

(2)	In the event of a termination related to a change in control, Mr. Savoff would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to three times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $549,000.

(3)	In the event of a termination related to a change in control, Mr. Savoff would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units under the Performance Unit Program. The payment is calculated as if all performance goals relating to the performance units were achieved at target level. For purposes of the table, we have calculated the value of Mr. Savoff's awards as follows:

2007 - 2009 Plan - 4,500 performance units at target, assuming a stock price of $83.13

2008 - 2010 Plan - 3,900 performance units at target, assuming a stock price of $83.13

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Savoff's unvested stock options would immediately vest. In addition, he would be entitled to exercise any unexercised options during a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that

Mr. Savoff exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2008, and the exercise price of each option share.

(5)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Savoff would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(6)	As of December 31, 2008, compensation and benefits available to Mr. Savoff under this scenario are substantially the same as available under a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant's death, all unvested stock options would become immediately exercisable. Where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change of control in the Company without regard to whether their employment is terminated as a result of a change of control. The accelerated benefits in the event of a change in control are as follows:

-	All unvested stock options would become immediately exercisable (where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008); and

-	All performance units become vested (based on the assumption that all performance goals were achieved at target)

Richard J. Smith
President and Chief Operating Officer

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our President & COO would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2008:

			Termination						Termination
			for Good						Related to
Benefits and Payments	Voluntary	For	Reason or Not					Change in	a Change in
Upon Termination(1)	Resignation	Cause	for Cause	Retirement(6)	Disability	Death		Control(8)	Control

Severance Payment(2)	-	-	-	-	-	-		-	$3,278,535
Performance Units:(3)
2007-2009 Performance Unit Program	-	-	-	-	$249,390	$249,390		$374,085	$374,085
2008-2010 Performance Unit Program	-	-	-	-	$108,069	$108,069		$324,207	$324,207
Unvested Stock Options(4)	-	-	-	-	$237,338	$0	(7)	$0	$237,338
Medical and Dental Benefits(5)	-	-	-	-	-	-		-	$17,658
280G Tax Gross-up	-	-	-	-	-	-		-	-

(1)	In addition to the payments and benefits in the table, Mr. Smith also would have been entitled to receive his vested pension benefits. For a description of the pension benefits available to Named Executive Officers, see "2008 Pension Benefits." In the event of a termination related to a change in control, pursuant to the terms of the Pension Equalization Plan, Mr. Smith would be eligible for subsidized early retirement even if he does not have company permission to separate from employment. If Mr. Smith's employment were terminated for cause, he would not receive a credited service benefit under the Pension Equalization Plan.

(2)	In the event of a termination related to a change in control, Mr. Smith would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to 2.99 times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $645,000.

(3)	In the event of a termination related to a change in control, Mr. Smith would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level. For purposes of the table, we have calculated the value of Mr. Smith's awards as follows:

2007 - 2009 Plan - 4,500 performance units at target, assuming a stock price of $83.13

2008 - 2010 Plan - 3,900 performance units at target, assuming a stock price of $83.13

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Smith's unvested stock options would immediately vest. In addition, he would be entitled to exercise his stock options for the remainder of the ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Smith exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2008, and the exercise price of each option share.

(5)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Smith would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(6)	As of December 31, 2008, compensation and benefits available to Mr. Smith under this scenario are substantially the same as available with a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant's death, all unvested stock options would become immediately exercisable. Where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change of control in the Company without regard to whether their employment is terminated as a result of a change of control. The accelerated benefits in the event of a change in control are as follows:

-	All unvested stock options would become immediately exercisable (where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008); and

-	All performance units become vested (based on the assumption that all performance goals were achieved at target)

Gary J. Taylor
Group President, Utility Operations

The following table shows certain payments and benefits, excluding vested or earned awards and benefits, which our Group President, Utility Operations would have been entitled to receive as a result of a termination of his employment under various scenarios as of December 31, 2008:

			Termination						Termination
			for Good					Change	Related to a
Benefits and Payments	Voluntary	For	Reason or					in	Change in
Upon Termination(1)	Resignation	Cause	Not for Cause	Retirement(6)	Disability	Death		Control(8)	Control

Severance Payment(2)	-	-	-	-	-	-		-	$2,907,000
Performance Units:(3)
2007-2009 Performance Unit Program	-	-	-	-	$249,390	$249,390		$374,085	$374,085
2008-2010 Performance Unit Program	-	-	-	-	$108,069	$108,069		$324,207	$324,207
Unvested Stock Options(4)	-	-	-	-	$237,338	$0	(7)	$0	$237,338
Medical and Dental Benefits(5)	-	-	-	-	-	-		-	$17,658
280G Tax Gross-up	-	-	-	-	-	-		-	$3,303,737

(1)	In addition to the payments and benefits in the table, Mr. Taylor would also have been entitled to receive his vested pension benefits. If Mr. Taylor's employment were terminated under certain conditions relating to a change in control, he would also be eligible for early retirement benefits. For a description of the pension benefits available to Named Executive Officers, see "2008 Pension Benefits." If Mr. Taylor's employment were terminated for cause, he would not receive a benefit under the System Executive Retirement Plan.

(2)	In the event of a termination related to a change in control, Mr. Taylor would be entitled to receive pursuant to the System Executive Continuity Plan a lump sum severance payment equal to three times the sum of his base salary plus annual incentive, calculated at target opportunity. For purposes of this table, we have calculated the award at a 70% target opportunity and assumed a base salary of $570,000.

(3)	In the event of a termination related to a change in control, Mr. Taylor would have been entitled to receive pursuant to the System Executive Continuity Plan a lump sum payment relating to his performance units. The payment is calculated as if all performance goals relating to the performance units were achieved at target level for the entire performance period. For purposes of the table, we have calculated the value of Mr. Taylor's awards as follows:

2007 - 2009 Plan - 4,500 performance units at target, assuming a stock price of $83.13

2008 - 2010 Plan - 3,900 performance units at target, assuming a stock price of $83.13

With respect to death or disability, the award is pro-rated based on the number of months of participation in each Performance Unit Program performance cycle. The amount of the award is based on actual performance achieved, with a stock price set as of the end of the performance period, and payable in the form of a lump sum after the completion of the performance period.

(4)	In the event of disability or a termination related to a change in control, all of Mr. Taylor's unvested stock options would immediately vest. In addition, he would be entitled to exercise his stock options for a ten-year term extending from the grant date of the options. For purposes of this table, we assumed that Mr. Taylor exercised his options immediately upon vesting and received proceeds equal to the difference between the closing price of common stock on December 31, 2008, and the exercise price of each option share.

(5)	Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Taylor would be eligible to receive subsidized medical and dental benefits for a period up to 18 months.

(6)	As of December 31, 2008, compensation and benefits available to Mr. Taylor under this scenario are substantially the same as available under a voluntary resignation.

(7)	Under the 2007 Equity Ownership Plan (applicable to grants of equity awards made after January 1, 2007), in the event of a plan participant's death, all unvested stock options would become immediately exercisable. Where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008.

(8)	Under the 2007 Equity Ownership Plan, plan participants are entitled to receive an acceleration of certain benefits based solely upon a change of control in the Company without regard to whether their employment is terminated as a result of a change of control. The accelerated benefits in the event of a change in control are as follows:

-	All unvested stock options would become immediately exercisable (where $0 is shown, the exercise price is greater than the stock price as of December 31, 2008); and

-	All performance units become vested (based on the assumption that all performance goals were achieved at target)

In the following sections, we provide additional information regarding certain of the scenarios described in the tables above:

Termination Related to a Change in Control

Under our System Executive Continuity Plan, our Named Executive Officers will be entitled to the benefits described in the tables above in the event of a termination related to a change in control if their employment is terminated other than for cause or if they terminate their employment for good reason, in each case within a period commencing 90 days prior to and ending 24 months following a change in control.

A change in control includes the following events:

-	The purchase of 25% or more of either our common stock or the combined voting power of our voting securities, the merger or consolidation of the Company (unless our board members constitute at least a majority of the board members of the surviving entity);

-	the merger or consolidation of the Company (unless our board members constitute at least a majority of the board members of the surviving entity;

-	the liquidation, dissolution or sale of all or substantially all of our assets; or

-	a change in the composition of our board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our board at the end of the period.

The proposed separation of our non-utility nuclear business in a tax-free spin-off to our shareholders does not constitute a "Change of Control" for purposes of the System Executive Continuity Plan.

We may terminate a Named Executive Officer's employment for cause under the System Executive Continuity Plan if he:

-	fails to substantially perform his duties for a period of 30 days after receiving notice from our board;

-	engages in conduct that is injurious to us or any of our subsidiaries;

-	is convicted or pleads guilty to a felony or other crime that materially and adversely affects his ability to perform his duties or our reputation;

-	violates any agreement with us or any of our subsidiaries; or

-	discloses any of our confidential information without authorization.

A Named Executive Officer may terminate his employment with us for good reason under the System Executive Continuity Plan if, without his consent:

-	the nature or status of his duties and responsibilities is substantially altered or reduced compared to the period prior to the change in control;

-	his salary is reduced by 5% or more;

-	he is required to be based outside of the continental United States at somewhere other than his primary work location prior to the change in control;

-	any of his compensation plans are discontinued without an equitable replacement;

-	his benefits or number of vacation days are substantially reduced; or

-	his employment is purported to be terminated other than in accordance with the System Executive Continuity Plans.

In addition to participation in the System Executive Continuity Plan, upon the completion of a transaction resulting in a change in control of the Company, benefits already accrued under our System Executive Retirement Plan, Pension Equalization Plan and Supplemental Retirement Plan, if any, will become fully vested if the executive is involuntarily terminated without cause or terminates employment for good reason. Any awards granted under the Equity Ownership Plan will become fully vested upon a Change of Control without regard to whether the executive is involuntarily terminated without cause or terminates employment for good reason.

Under certain circumstances, the payments and benefits received by a Named Executive Officer pursuant to the System Executive Continuity Plans may be forfeited and, in certain cases, subject to repayment. Benefits are no longer payable under the System Executive Continuity Plans, and unvested performance units under the Performance Unit Program are subject to forfeiture, if the executive:

-	accepts employment with us or any of our subsidiaries;

-	elects to receive the benefits of another severance or separation program;

-	removes, copies or fails to return any property belonging to us or any of our subsidiaries;

-	discloses non-public data or information concerning us or any of our subsidiaries; or

-	violates his non-competition provision, which generally runs for two years but extends to three years if permissible under applicable law.

Furthermore, if the executive discloses non-public data or information concerning us or any of our subsidiaries or violates his non-competition provision, he will be required to repay any benefits previously received under the System Executive Continuity Plans.

Termination for Cause

If a Named Executive Officer's employment is terminated for "cause" (as defined in the System Executive Continuity Plans and described above under "Termination Related to a Change in Control"), he is generally entitled to the same compensation and separation benefits described below under "Voluntary Resignation."

Voluntary Resignation

If a Named Executive Officer voluntarily resigns from his Entergy System company employer, he is entitled to all accrued benefits and compensation as of the separation date, including qualified pension benefits (if any) and other post-employment benefits on terms consistent with those generally available to our other salaried employees. In the case of voluntary resignation, the officer would forfeit all unvested stock options and restricted units as well as any perquisites to which he or she is entitled as an officer. In addition, the officer would forfeit, except as described below, his or her right to receive incentive payments under the Performance Unit Program or the Annual Incentive Plan. If the officer resigns after the completion of an Annual Incentive Plan or Performance Unit Program performance period, he could receive a payout under the Performance Unit Program based on the outcome of the performance cycle and could, at the Company's discretion, receive an annual incentive payment under the Annual Incentive Plan. Any vested stock options held by the officer as of the separation date will expire the earlier of ten years from date of grant or 90 days from the last day of active employment.

Retirement

Under our retirement plans, a Named Executive Officer's eligibility for retirement benefits is based on a combination of age and years of service. Normal retirement is defined as age 65. Early retirement is defined under the qualified retirement plan as minimum age 55 with 10 years of service and in the case of the System Executive Retirement Plan and the supplemental credited service under the Pension Equalization Plan, the consent of Entergy System company employer.

Upon a Named Executive Officer's retirement, he is generally entitled to all accrued benefits and compensation as of the separation date, including qualified pension benefits and other post-employment benefits consistent with those generally available to salaried employees. The annual incentive payment under the Annual Incentive Plan is pro-rated based on the actual number of days employed during the performance year in which the retirement date occurs. Similarly, payments under the Performance Unit Program are pro-rated based on the actual number of days employed, in each outstanding performance cycle, in which the retirement date occurs. In each case, payments are delivered at the conclusion of each annual or performance cycle, consistent with the timing of payments to active participants in the Annual Incentive Plan and the Performance Unit Program, respectively.

Unvested stock options issued under our Equity Ownership Plan vest on the retirement date and expire ten years from the grant date of the options. Any restricted units held (other than those issued under the Performance Unit Program) by the executive upon his or her retirement are forfeited, and perquisites (other than short-term financial counseling services) are not available following the separation date.

Disability

If a Named Executive Officer's employment is terminated due to disability, he generally is entitled to the same compensation and separation benefits described above under "Retirement," except that restricted units may be subject to specific disability benefits (as noted, where applicable, in the tables above).

Death

If a Named Executive Officer dies while actively employed by an Entergy System company employer, he generally is entitled to the same compensation and separation benefits described above under "Retirement," except that:

-	all unvested stock options granted prior to January 1, 2007 are forfeited;

-	vested stock options will expire the earlier of ten years from the grant date or three years following the executive's death; and

-	restricted units may be subject to specific death benefits (as noted, where applicable, in the tables above).

2008 NON-EMPLOYEE DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Quarterly Cash Retainer.   Each non-employee director receives a quarterly cash retainer equal to the value of 75 shares of our common stock.

Meeting Attendance Fees.  In addition to receiving a quarterly cash retainer, each non-employee director receives a fee for attending Board and Committee Meetings:

Meeting	Fee

Board Meetings	$1,500
Committee Meetings(1) (in conjunction with Board meetings)	$1,000
Committee Meetings(1) (different location from Board and other committee meetings)	$2,000
Telephone Meetings	One-half of applicable fees

(1)	If a director attends a meeting of a committee on which that director does not serve as a member, he or she receives one-half of the applicable fees of an attending member.

Presiding Director and Chair Cash Retainers.  The Presiding Director receives an annual cash retainer of $15,000. The chairs of the Audit Committee and Nuclear Committee each receive an annual cash retainer fee of $10,000. Each of the chairs of the Personnel Committee, Corporate Governance Committee and Finance Committee receives an annual cash retainer of $5,000.

Equity-Based Compensation

All non-employee directors receive two types of equity-based compensation grants: common stock and phantom units (which are the economic equivalent of one share of our common stock).

Common Stock.  Each non-employee director receives a quarterly grant of 150 shares of common stock under the Outside Director Stock Program established under the 2007 Equity Ownership Plan. Directors may defer receipt of these shares subject to certain conditions. The deferred shares are paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until the shares are received.

Phantom Units.  Under the Service Recognition Program for Outside Directors, non-employee directors are credited with 800 phantom units representing shares of common stock for each year of service on the Board. After five years, the director's rights in the phantom units vest and he or she becomes entitled to receive, upon the conclusion of his or her service on the Board, the cash equivalent for each vested unit of one share of Common Stock on the date of the director's retirement or separation from the Board. Phantom units accumulate dividend equivalents. In the event of a change in control (as defined in the plan) and the termination of the director's service, the phantom units vest and become immediately payable.

Other Benefits

Non-employee directors receive $1,500 for participation in director education programs, director orientation or business sessions, inspection trips or conferences not held on the same day as a Board meeting.

The Company also reimburses non-employee directors for their expenses in attending Board and committee meetings, director education programs and other Board-related activities. The Company also purchases director and officer liability insurance, life insurance, accidental death and disability insurance and aircraft accident insurance for its non-employee directors. In addition, each non-employee director may receive at the Company's expense an annual physical.

2008 Director Compensation Table

The table below provides information regarding non-employee director compensation for the fiscal year ended December 31, 2008:

	Fees
	Earned	Stock Awards				Total
	or Paid	($)			All Other	($)
	in Cash	(5)(6)		Option	Compensation	(h)
	($)	(c)		Awards	($)	Excluding	With
Name(1)	(2)	Stock	Retirement	($)	(7)	Retirement	Retirement
(a)	(b)	Grants(3)	Accruals(4)	(d)	(g)	Accruals	Accruals

Maureen S. Bateman	$93,400	$61,800	$(29,471)	-	$4,615	$159,815	$130,344
W. Frank Blount	$94,900	$61,800	$(388,314)	-	$6,109	$162,809	$(225,505)
Simon D. deBree	$90,900	$61,800	$(54,467)	-	$9,920	$162,620	$108,153
Gary W. Edwards	$95,650	$61,800	$33,590	-	$5,152	$162,602	$196,192
Alexis M. Herman	$84,150	$61,800	$9,543	-	$540	$146,490	$156,033
Donald C. Hintz	$99,900	$61,800	$21,491	-	$4,171	$165,871	$187,362
Stuart L. Levenick	$72,650	$61,800	$12,282	-	$4,568	$139,018	$151,300
James R. Nichols	$83,650	$61,800	$(423,862)	-	$8,958	$154,408	$(269,454)
William A. Percy, II	$92,650	$61,800	$(47,912)	-	$3,847	$158,297	$110,385
W.J. "Billy" Tauzin	$75,650	$61,800	$26,088	-	$540	$137,990	$164,078
Steven V. Wilkinson	$104,650	$61,800	$21,252	-	$7,315	$173,765	$195,017

(1)	J. Wayne Leonard, the Company's Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Leonard as an employee of the Company is shown in the Summary Compensation table on page 28.

(2)	The amounts reported in column (b) consist of all fees earned or paid in cash for services as a director, including retainer fees, Presiding Director and Chair fees, and meeting fees, all of which are described under "Cash Compensation" above.

(3)	The amounts in this column represent the costs recognized in accordance with SFAS 123(R) of the 150 shares of Common Stock granted on a quarterly basis to each non-employee director during 2008.

(4)	The amounts in this column represent the cost recognized in accordance with SFAS 123(R) of retirement accruals for phantom units granted to each director. The costs for each director varies based on his or her number of years of service on the Board, proximity to mandatory retirement age (as established under our Corporate Governance Guidelines) and changes in the market value of the Common Stock. As a result, the costs and the impact of changes in the market value of Common Stock are greater for directors who have accumulated multiple years of service on the Board and directors who are approaching retirement age. Under the Service Recognition Program for Outside Directors, each non-employee director is credited with 800 phantom units representing shares of Common Stock for each year of service on the Board. After five years, the director's rights in the phantom units vest and the director becomes entitled to receive, upon the conclusion of service on the Board, the cash equivalent of one share of Common Stock for each vested unit on the date of the director's retirement or separation.

(5)	The SFAS 123(R) grant date fair value of the 2008 stock and phantom unit awards was as follows: Ms. Bateman $158,416; Mr. Blount $158,416; Mr. deBree $158,416; Mr. Edwards $158,416; Ms. Herman $158,416; Mr. Hintz $158,416; Mr. Levenick $158,416; Mr. Nichols $158,416; Mr. Percy $158,416; Mr. Tauzin $158,416; Mr. Wilkinson $158,416. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

(6)	As of the end of 2008, the outstanding phantom units issued under the Service Recognition Program for Outside Directors held by each of our directors were: Ms. Bateman 6,400; Mr. Blount 16,800; Mr. deBree 5,437; Mr. Edwards 2,231; Ms. Herman 4,000; Mr. Hintz 3,200; Mr. Levenick 2,231; Mr. Nichols 17,826; Mr. Percy 6,654; Mr. Tauzin 2,093; and Mr. Wilkinson 3,627. As of December 31, 2008, Mr. Hintz had 320,000 unexercised options outstanding.

(7)	The amounts in column (g) include the following perquisites: (a) Company paid physical exams and related expenses; (b) personal air travel and associated tax gross-up payments; and (c) Company paid premiums for $25,000 life insurance and $25,000 accidental death and disability insurance

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each member of the Personnel Committee is an independent director. None of the Personnel Committee members has served as an officer of the Company, and none of the Company's executive officers has served as a member of a personnel committee or board of directors of any other entity, which has an executive officer serving as a member of the Company's Board of Directors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 31, 2009, our records and other information available from external sources indicated that the following shareholders were the beneficial owners of more than five percent of our common stock. The information below is as reported in their filings with the SEC. We are not aware of any other beneficial owner of more than five percent of our common stock:

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner	Ownership	Percent of Class

Barclays Global Investors, N.A.(1)	11,214,493	5.9%
400 Howard Street
San Francisco, CA 94105

Barrow, Hanley, Mewhinney & Strauss, Inc.(2)	11,216,736	5.9%
2200 Ross Avenue
31st Floor
Dallas, TX 75201
Capital World Investors(3)	14,163,780	7.5%
333 South Hope Street
Los Angeles, CA 90071

FMR LLC(4)	11,721,121	6.2%
82 Devonshire Street
Boston, MA 02109

(1)	Based on a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, N.A. has indicated that it has sole voting power over 9,762,549 shares and sole power to dispose or direct the disposition over 11,214,493 shares.

(2)	Based on a Schedule 13G filed with the SEC on February 11, 2009, Barrow, Hanley, Mewhinney & Strauss, Inc. has indicated that it has sole voting power over 3,114,851 shares, shared voting power with respect to 8,101,885 shares and sole power to dispose or direct the disposition over 11,216,736 shares.

(3)	Based on a Schedule 13G filed with the SEC on February 13, 2009, Capital World Investors has indicated that it has sole voting power over 450,000 shares and sole power to dispose or direct the disposition over 14,163,780 shares.

(4)	Based on a Schedule 13G filed with the SEC on February 17, 2009, FMR LLC has indicated that it has sole voting power over 802,068 shares and sole power to dispose or to direct the disposition of 11,721,121 shares.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of our common stock and stock-based units as of December 31, 2008 for all directors and Named Executive Officers. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.

		Options Exercisable
Name	Shares(*)	Within 60 Days	Stock Units(1)

Entergy Corporation
Maureen S. Bateman	6,100	-	6,400
W. Frank Blount	11,634	-	16,800
Simon D. deBree	3,347	-	5,437
Leo P. Denault	1,531	237,357	753
Gary W. Edwards(3)	2,000	-	2,231
Alexis M. Herman	3,300	-	4,000
Donald C. Hintz(3)	8,054	320,000	3,200
J. Wayne Leonard	120,453	2,010,333	113,977
Stuart L. Levenick	2,000	-	2,231
James R. Nichols(2)	8,926	-	17,826
William A. Percy, II(3)	5,350	-	6,654
Mark T. Savoff	661	114,133	231
Richard J. Smith	7,753	412,472	1,813
W. J. Tauzin	1,900	-	2,093
Gary J. Taylor	1,339	264,834	512
Steven V. Wilkinson	3,055	-	3,627
All directors and executive officers as a group (21 persons)	207,529	3,811,231	189,542

(*)	The number of shares of common stock owned by each individual and by all directors and executive officers as a group does not exceed one percent of our outstanding common stock.

(1)	Represents the balances of phantom units each executive officer holds under the Defined Contribution Restoration Plan and the deferral provisions of the Equity Ownership Plan. These units will be paid out in either common stock or cash equivalent to the value of one share of common stock per unit on the date of payout, including accrued dividends. The deferral period is determined by the individual and is at least two years from the award of the bonus. For non-employee directors, the phantom units are issued under the Service Recognition Program for Outside Directors. All non-employee directors are credited with units for each year of service on the Board.

(2)	Excludes 4,059 shares owned by a charitable foundation that Mr. Nichols controls.

(3)	Includes 1,200, 600 and 2,700 shares deferred by Mr. Edwards, Mr. Hintz and Mr. Percy, respectively, under our Equity Ownership Plan.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent directors. All members meet the independence criteria as defined by the NYSE. During 2008, the Audit Committee complied with its written Charter, as adopted by the Board of Directors. The Charter, which was most recently revised in May 2007, is available on Entergy's website.

The Audit Committee is responsible for overseeing Entergy's accounting and financial reporting processes and audits of Entergy's financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for Entergy's financial statements and reports, Entergy's internal auditors, as well Entergy's independent registered public accounting firm, Deloitte & Touche LLP (Deloitte & Touche) which is responsible for expressing an opinion on the conformity of Entergy's audited financial statements to generally accepted accounting principles.

The Committee held 17 meetings during 2008. The meetings were designed to facilitate and encourage private communication between the Committee and management, the internal auditors, and Deloitte & Touche. During these meetings, the Committee reviewed and discussed the audited annual financial statements and the unaudited interim financial statements with management and Deloitte & Touche. The Committee also received and discussed written communications from both management and Deloitte & Touche regarding internal controls over financial reporting as required by the Public Company Accounting Oversight Board's Auditing Standard No. 5, "An Audit of Internal Control over Financial Reporting that is Integrated with an Audit of Financial Statements," and applicable SEC rules.

The discussions with Deloitte & Touche also included the matters required by the standards of the Public Company Accounting Oversight Board (United States) and Statements on Auditing Standards (SAS) No. 61, "Communication with Audit Committees," as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with Deloitte & Touche its independence. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy's Annual Report on Form 10-K.

The Audit Committee of the Entergy Corporation Board of Directors:

Steven V. Wilkinson, Chair	Stuart L. Levenick
Simon D. deBree	James R. Nichols

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

A representative of Deloitte & Touche LLP will be present at the meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

Aggregate fees billed to Entergy Corporation and its subsidiaries for the years ended December 31, 2008 and 2007 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting were as follows:

	2008	2007

Audit Fees	$10,587,151	$9,512,245
Audit-Related Fees(a)	$778,689	$507,851

Total audit and audit-related fees	$11,365,840	$10,020,096
Tax Fees(b)	-	$11,396
All Other Fees	-	-

Total Fees(c)	$11,365,840	$10,031,492

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.

(b)	Includes fees for tax return review and tax compliance assistance.

(c)	100% of fees paid in 2008 and 2007 were pre-approved by the Entergy Corporation Audit Committee.

Entergy Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy's independent auditor to perform services for Entergy:

1. The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit related services, tax services, and all other services).

2. For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC's rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

-	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.

-	All other services should only be provided by the independent auditor if it is the only qualified provider of that service or if the Audit Committee specifically requests the service.

3. The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5. The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1 - Election of Directors

At our Annual Meeting, 11 people will be elected as members of the Board of Directors, each for a one-year term, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The Corporate Governance Committee of the Board of Directors has nominated the 11 people listed below for election at the Annual Meeting. Each nominee is currently serving as a director of the Company. The size of our Board is currently set at twelve, which leaves one vacancy on the Board. The Corporate Governance Committee is currently conducting a search for a director candidate to fill the vacancy. Proxies cannot be voted for a greater number of directors than the eleven nominees as stated in this Proxy Statement.

Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors. All of the nominees have indicated that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eleven persons recommended by the Board of Directors.

Certain information with respect to each nominee appears on the following pages, including age, period served as a director, position (if any) with the Company, business experience and directorships of other publicly-owned corporations (if any). Ages are as of December 31, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR.

2009 NOMINEES FOR THE BOARD OF DIRECTORS

MAUREEN SCANNELL BATEMAN	Age 65	Director Since 2000

New York, New York

-	General Counsel, Manhattanville College January 2008 to present

-	Of Counsel, Butzel Long (legal services) 2007 to present

-	Partner, Holland & Knight LLP (legal services), 2004-2007

-	Former Special Senior Counsel, Bank of America Corporation (banking and financial services), 2003-2004

-	Former Executive Vice President and General Counsel of State Street Corporation (banking administrative and financial services for institutional investors)

-	Former Managing Director and General Counsel of United States Trust Company of New York (banking trust and investment advisory services)

-	Director of Evercore Trust Company

-	Vice President - General of the American Irish Historical Society

-	Trustee of the Gregorian University Foundation

-	Director of Boston Bar Foundation

-	Member of the Board of Overseers of the Boston Symphony Orchestra

-	Fellow of the American Bar Association

-	Trustee-Fellow of Fordham University

-	Treasurer and a Director of Fordham Law Alumni Trustees

W. FRANK BLOUNT	Age 70	Director Since 1987

Atlanta, Georgia

-	Chairman & Chief Executive Officer of JI Ventures, Inc. (high-tech venture capital fund) since 2000

-	Former Chairman & Chief Executive Officer of Cypress Communications, Inc. (in-building integrated communications supplier)

-	Former Chief Executive Officer and Director of Telstra Communications Corporation (Australian telecommunications company)

-	Former Group President of AT&T Inc.

-	Director of Caterpillar, Inc., Alcatel-Lucent S.A., KBR, Inc.

-	Member of Advisory Board of China Telecom Corporation Limited

-	Board of Trustees of Georgia State University

GARY W. EDWARDS	Age 67	Director Since 2005

Houston, Texas

-	Presiding Director of the Board of Directors of Entergy Corporation (since October 2006)

-	Former Senior Executive Vice President of Conoco Inc. (1999-2001); Former Executive Vice President of Conoco Inc. (1991-1999); Former Senior Vice President of DuPont (1991-1999)

-	Director of Sunoco, Inc.

-	Director of The Methodist Hospital, Houston, Texas

-	Director Emeritus of Yellowstone Park Foundation

-	Trustee of Kansas State University Foundation

-	Member of Advisory Board of Compass Partners, LLP, New York (investment banking firm)

-	Member of Advisory Board of Theatre Under the Stars, Houston, Texas

ALEXIS M. HERMAN	Age 61	Director Since 2003

McLean, Virginia

-	Chair and Chief Executive Officer of New Ventures, Inc. (corporate consultants) since 2001

-	Director of The Coca-Cola Company, Cummins, Inc. and MGM Mirage

-	Chair, Diversity Advisory Board of Toyota Motor Sales, U.S.A., Inc.

-	Former Secretary of Labor of the United States of America

-	Former White House Assistant to the President of the United States of America

-	Director of Xavier University of Louisiana, George Meany National Labor College, Bush-Clinton Katrina Fund, National Urban League and National Epilepsy Foundation

DONALD C. HINTZ	Age 65	Director Since 2004

Punta Gorda, Florida

-	Former President, Entergy Corporation and Entergy Services, Inc. (retirement commenced in 2004)

-	Former President and Chief Executive Officer of Entergy Operations, Inc. (retirement commenced in 2004)

-	Former President and Chief Operating Officer of System Energy Resources, Inc. (retirement commenced in 2004)

-	Past President of the American Nuclear Society

-	Former Vice President/President-Elect of the American Nuclear Society

-	Director of Ontario Power Generation Inc.

-	Director of Electric Power Research Institute Board

-	Member of International Technical Advisory Board of Nuclear Electric Insurance Limited

-	Chair of the Nuclear Electric Insurance Limited International Technical Advisory Committee

J. WAYNE LEONARD	Age 58	Director Since 1999

New Orleans, Louisiana

-	Chairman of the Board of Directors of Entergy Corporation since August 2006

-	Chief Executive Officer of Entergy Corporation and Entergy Services, Inc. since 1999

-	Chief Operating Officer, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., March-December, 1998

-	Former President, Cinergy Capital & Trading, Inc.

-	Former President, Energy Commodities Business Unit of Cinergy Corp.

-	Former Group Vice President and Chief Financial Officer of Cinergy Corp.

-	Director, Tidewater, Inc.

-	Director, Edison Electric Institute

-	Trustee, United Way of Greater New Orleans

STUART L. LEVENICK	Age 55	Director Since 2005

Peoria, Illinois

-	Group President and Executive Office Member of Caterpillar Inc. since 2004

-	Director of W. W. Grainger, Inc. (distributes facility maintenance products)

-	Director of Advisory Board, Commerce Bank, Peoria, Illinois

-	Director of Heart of Illinois United Way, Peoria Illinois

-	Director, U.S. Chamber of Commerce, Washington, D.C.

-	Director, Association of Equipment Manufacturers, Washington, D.C.

JAMES R. NICHOLS	Age 70	Director Since 1986

Boston, Massachusetts

-	Partner, Nichols & Pratt, LLP (family trustees), Attorney and Chartered Financial Analyst

-	Partner, Nichols & Pratt Advisors (registered investment adviser)

-	Life Trustee of the Boston Museum of Science

WILLIAM A. PERCY, II	Age 69	Director Since 2000

Greenville, Mississippi

-	Chairman and Chief Executive Officer of Greenville Compress Company (commercial warehouse and real estate)

-	Chairman of Enterprise Corporation of the Delta (a non-profit economic development corporation)

-	Former Partner of Trail Lake Enterprises (cotton farm and gin)

W. J. "BILLY" TAUZIN	Age 65	Director Since 2005

Washington, D.C.

-	President and CEO, Pharmaceutical Research and Manufacturers of America (PhRMA) (trade association)

-	Former United States Congressman for the State of Louisiana (1980-2005)

-	Director of Louisiana Health Care Group, Inc.

STEVEN V. WILKINSON	Age 67	Director Since 2003

Watersmeet, Michigan

-	Retired Audit Partner, Arthur Andersen LLP (international public accounting firm)

-	Director, Cabot Microelectronics Corporation

-	Director, Blackburn College

ITEM 2 - Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for 2009

The Audit Committee annually reviews the qualifications, performance and independence of the Company's independent auditors in accordance with regulatory requirements and guidelines and evaluates whether to change the Company's independent auditors.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the Company's annual audit for 2009. Deloitte & Touche LLP has served as the Company's independent auditors since 2001. Although shareholder approval is not required for the appointment of Deloitte & Touche LLP, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the selection of Deloitte & Touche LLP as our independent auditors. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to questions from shareholders at the meeting.

The Board of Directors and the Audit Committee recommend that the shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP.

OTHER INFORMATION

Shareholder Proposals for 2010 Meeting

For a shareholder proposal to be included in the proxy statement for our next annual meeting, the proposal must be received by the Company at its principal offices no later than December 1, 2009. Also, under our By-laws, shareholders must give advance notice of nominations for director or other business to be addressed at the meeting not later than the close of business on March 3, 2010 and not earlier than February 6, 2010.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161

You may also obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission's web site, www.sec.gov.

By order of the Board of Directors,

J. Wayne Leonard
Chairman of the Board and Chief Executive Officer
Dated: March 31, 2009

ENTERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 2009

The undersigned hereby appoints J. Wayne Leonard, Gary W. Edwards and Alexis M. Herman, jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2009 Annual Meeting of Shareholders to be held on May 8, 2009, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

BNY Mellon Shareowner
Services P. O. Box 3550
South Hackensack, NJ 07606-9250

(Continued, and to be marked, dated and signed, on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

FOLD AND DETACH HERE

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View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

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The Board of Directors recommends a vote "FOR" Item 1.
1) Election of Directors
1a. M. S. Bateman	□ FOR	□ AGAINST	□ ABSTAIN	1g. S. L. Levenick	□ FOR	□ AGAINST	□ ABSTAIN
1b. W. F. Blount	□ FOR	□ AGAINST	□ ABSTAIN	1h. J. R. Nichols	□ FOR	□ AGAINST	□ ABSTAIN
1c. G. W. Edwards	□ FOR	□ AGAINST	□ ABSTAIN	1i. W. A. Percy, II	□ FOR	□ AGAINST	□ ABSTAIN
1d. A. M. Herman	□ FOR	□ AGAINST	□ ABSTAIN	1j. W. J. Tauzin	□ FOR	□ AGAINST	□ ABSTAIN
1e. D. C. Hintz	□ FOR	□ AGAINST	□ ABSTAIN	1k. S. V. Wilkinson	□ FOR	□ AGAINST	□ ABSTAIN
1f. J. W. Leonard	□ FOR	□ AGAINST	□ ABSTAIN

The Board of Directors recommends a vote "FOR" item 2.
Ratification of selection of independent registered public accountants for 2009.	□ FOR	□ AGAINST	□ ABSTAIN

Mark here for address change or comments
SEE REVERSE

Will attend Meeting    ______  Yes
Signature_____________________	Signature_____________________	Dated_________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time on Tuesday, May 5, 2009 for shares held in the Savings Plans and through 11:59 PM Eastern Time on Thursday, May 7, 2009 for all other shares.

Internet http://www.proxyvoting.com/etr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy care and
return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
signed and returned your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at http://www.entergy.com/investor_relations/2008_publications.aspx